UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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IMAX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To our Shareholders:	April 28, 2008

2007 was truly a watershed year in IMAX’s 40-year history. We made significant progress in transitioning from film to a digital platform, introduced a new business model, had the best film year in our history and signed 144 new systems — 110 of which were joint ventures — on an existing network of approximately 300 open theaters. Despite our strategic achievements, the year was challenging from a financial perspective as we dealt with the effects of moving from film to digital and the impact of financial restatements and other regulatory issues. That said, we believe the business is in the process of emerging from this transitional period, and several recent positive developments leave us very well positioned as we head into the second half of 2008, 2009 and the next exciting phase of our growth.

As we entered fiscal 2007, we knew a transition to digital and the development of a more attractive business model focusing on recurring revenues could dramatically expand our potential in many ways. We are pleased to note that we now believe that the foundation for our new business model is in place, and we closed out the year with our digital development ahead of schedule, at a lower projected cost of goods sold and at an estimated higher gross margin than originally budgeted. We accelerated the delivery date of the first digital systems by about six months, in spite of the technical complexity associated with developing this product. We also expect to come in approximately $2 million under budget with respect to research & development costs. We are now at the stage of productizing our digital prototype, which has been operating for several months near our corporate headquarters in Ontario, and are on track to have systems in the field and operating by the end of June, with a larger-scale rollout two to three months after that.

We are more convinced than ever of digital’s crucial importance to IMAX and our future as a business. First, the transition to digital will help facilitate a more rapid build-out of the IMAX network by removing print costs from the system. Second, because of the print savings, the transition to digital will enable us to exhibit even more Hollywood films on IMAX screens, up to ten or more a year compared to six or seven now, and also enjoy enhanced programming flexibility, including the ability to show live-action events in IMAX. Third, digital lowers installation costs for exhibitors by about $100,000, which, with more films, will help drive the returns in our sales and joint venture models. Studios will enjoy a higher return on each picture with no print costs, which provides an incentive for studios to release even more of their blockbuster films in IMAX, and to do so year-round. Exhibitors will also benefit from digital, both through lower installation costs and more film product, which should translate into higher revenues and greater per theater profitability. And we have, in fact, already begun to see the impact of digital on exhibitors. After averaging between 25 – 35 theater signings a year in recent years, we have signed agreements for 173 systems in just the last two quarters, with 170 of them being IMAX® Digital systems. We are thrilled that exhibitors have embraced this product with encouraging enthusiasm and that the IMAX story has moved, in many ways, from one of development to one of execution and implementation.

A good example of this momentum is our announcement in March of a 35-theater lease deal with RACIMEC to install IMAX Digital projection systems in South and Central America and the Caribbean. Announcements of this magnitude reflect a new level of activity for the Company, with significant interest being generated at a level unlike any we have seen before.

The planned launch of digital has also played a crucial role in spurring and supporting our joint venture initiative. Early in 2007 we signed two JVs with Regal Cinemas, who then came back to us and signed a five-JV deal in October and then a 31-system all-digital deal in March of this year. Regal’s JVs are performing extremely well to date. In December of 2007, AMC Theatres signed a 100-theater, all-digital joint venture deal with us. This deal was key for us not only in that it is the largest and most expansive in IMAX’s history, but also because we believe it is transformational for the Company from a strategic, and ultimately financial, point of view. This deal, along with the expanded Regal deal, is expected to introduce significantly more recurring margin into our business model, double the size of the existing IMAX commercial network in North America and almost triple the number of IMAX® theaters in North American multiplexes.

With respect to other significant accomplishments in fiscal 2007, we signed a four-picture deal with DreamWorks Animation to release the studio’s first three 3D films in IMAX® 3D, which bolstered our visibility in the industry and, importantly, further validated our digital strategy. These releases will include Monsters vs. Aliens 3D in March 2009, How to Train Your Dragon 3D in March 2010 and Shrek Goes Forth 3D in May 2010. In addition, we will release Kung Fu Panda in our 2D format on June 6, 2008. We are delighted to have entered into this new and important studio relationship, and note that last year we also began working for the first time with Paramount Pictures, the studio that distributes DreamWorks Animation’s films. Later this year we very much look forward to the release of two highly anticipated films, The Dark Knight in July and Harry Potter and the Half-Blood Prince in November. Both films will be distributed by our longstanding partner Warner Bros. Pictures.

Regarding film performance, in 2007 we generated $145 million for Hollywood releases, which is 56% higher than the $93 million that the IMAX theater network grossed for IMAX DMR® films during 2006. This translated into an 81% gain for IMAX’s share of DMR gross box office from 2006 to 2007. On a “same store basis,” which tracks only those theaters showing DMR films that were open a year ago and therefore strips out the growth of the network, GBO increased 48% to $1.3 million in revenues per screen. For IMAX this translates into higher film royalties and theater participation, and for studios and exhibitors it translates into higher profits.

Clearly, 2007 was a very busy year for us, and we are extremely gratified to see our key initiatives already beginning to bear fruit. We believe that our focus and progress with respect to film performance, joint ventures, our digital initiative and theater signings leaves IMAX extremely well positioned for the future, with a compelling operating strategy and business model. Although 2007 bore the brunt of these initiatives from a financial perspective, we are confident we will enjoy better results beginning in the fourth quarter of 2008 and a profitable year in 2009.

Our progress in 2007 would not have been possible without the efforts of our employees. We are grateful for their many contributions, as well as for the support of shareholders, exhibitors and the studios who work with us to make the immersive IMAX experience possible. We look forward to reporting to you on our continued progress in 2008 and beyond.

“Richard Gelfond”	“Bradley Wechsler”
Richard Gelfond	Bradley Wechsler
Co-Chairman and Co-Chief Executive Officer	Co-Chairman and Co-Chief Executive Officer

IMAX Corporation
2525 Speakman Drive
Mississauga, Ontario, Canada, L5K 1B1

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting of Shareholders of IMAX Corporation (the “Company”) will be held at Stony Brook Manhattan, 2nd Floor, 401 Park Avenue South, New York, New York, U.S.A., 10016 on Wednesday, June 18, 2008 at 10:30 a.m. (the “Meeting”), for the purposes of:

(1)	receiving the consolidated financial statements for the fiscal year ended December 31, 2007, together with the auditors’ report thereon;

(2)	electing directors;

(3)	appointing auditors and authorizing the directors to fix the auditors’ remuneration;

(4)	approving certain amendments to the Company’s Stock Option Plan; and

(5)	transacting such other business as may properly be brought before the Meeting or any adjournments thereof.

By Order of the Board,

“G. Mary Ruby”
G. MARY RUBY
Executive Vice President, Corporate Services
and Corporate Secretary

Mississauga, Ontario
April 28, 2008

Shareholders who are unable to be present at the Meeting are requested to complete and return the accompanying Proxy in the envelope provided for that purpose. Proxies must be deposited with Computershare Investor Services Inc., c/o Stock and Bond Transfer Dept., 9th Floor, 100 University Avenue, Toronto, Ontario, Canada, M5J 2Y1 or at the Corporate Headquarters of the Company noted above on or before 10:30 a.m. (Eastern Time) on Monday, June 16, 2008.

Proxy Circular

and

Proxy Statement

April 28, 2008

IMAX CORPORATION
2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1
tel: 905-403-6500  fax: 905-403-6540

www.imax.com

TABLE OF CONTENTS

GENERAL INFORMATION	1
SOLICITATION OF PROXIES BY MANAGEMENT	1
INFORMATION ON VOTING	1
Record Date for Notice of Annual and Special Meeting and Provisions Relating to Voting	1
Appointment and Delivery of Proxies	1
Revocability of Proxies	1
Proxy and Voting by Mail or Delivery	2
Proxy and Voting by Telephone	2
Proxy and Voting by Internet	2
Voting by Proxy	2
Exercise of Discretion by Proxies	2
VOTING SHARES	3
PRINCIPAL SHAREHOLDERS OF VOTING SHARES	3
SHAREHOLDER PROPOSALS FOR THE COMPANY’S 2009 ANNUAL MEETING	4
SHAREHOLDER COMMUNICATION	4
FINANCIAL STATEMENTS AND AUDITORS’ REPORT	4
ELECTION OF DIRECTORS	4
Nominees for Election	4
Directors who Continue in Office after the Meeting	5
EXECUTIVE OFFICERS	7
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE	9
EQUITY COMPENSATION PLANS	9
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT	9
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	10
MANAGEMENT CEASE TRADE ORDER	10
COMPENSATION DISCUSSION AND ANALYSIS	11
Compensation Philosophy and Objectives	11
Executive Compensation Components and Process	11
Base Salary	12
Performance-Based Incentive Compensation	12
Long Term Incentive Compensation	12
Stock Options	12
Stock Appreciation Rights	13
Retirement and Pension Plans	13
Other Personal Benefits and Perquisites	14
Change of Control Severance Agreements	14
Named Executive Officers’ Compensation for 2007	14
Summary of Direct Compensation	14
Alternate Summary Compensation Table	15
Named Executive Officers’ Base Salaries	16
Named Executive Officers’ Performance-Based Incentive Compensation	16
Named Executive Officers’ Long-Term Incentive Compensation	17
Additional Factors Considered	18
COMPENSATION COMMITTEE REPORT	18
SUMMARY COMPENSATION TABLE	19

GRANTS OF PLAN-BASED AWARDS	21
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	22
OPTIONS EXERCISED	23
PENSION BENEFITS	24
EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL	24
COMPENSATION OF DIRECTORS	29
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	29
CORPORATE GOVERNANCE	30
Director Independence	30
Nomination Process	30
Board of Directors’ Mandate	30
Meetings of the Board of Directors and its Committees	30
Committees of the Board	31
Audit Committee	31
Compensation Committee	31
Corporate Governance Committee	32
Option Committee	32
Nominating Committee	32
Orientation and Education	32
Board Self-Assessment	32
Written Position Descriptions	32
CODE OF ETHICS	33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	33
Registration Rights Agreements	33
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS	34
AUDITOR INDEPENDENCE	34
Audit Fees	34
Audit-Related Fees	34
Tax Fees	34
All Other Fees	34
Audit Committee’s Pre-Approval Policies and Procedures	34
REPORT OF THE AUDIT COMMITTEE	34
APPOINTMENT OF AUDITORS	35
AMENDMENTS TO THE STOCK OPTION PLAN	35
Proposed Amendments	35
Amendment Procedures	35
Blackout Periods	36
Number of Options Available under the Stock Option Plan	36
Other Amendments	36
Amendments to Outstanding Options	36
Shareholder Approval	36
AVAILABLE INFORMATION	37
APPROVAL BY BOARD OF DIRECTORS	37
APPENDIX A – Amendments to the Stock Option Plan	A-1

IMAX Corporation
2525 Speakman Drive
Mississauga, Ontario, Canada, L5K 1B1

GENERAL INFORMATION

The Annual and Special Meeting (the “Meeting”) of Shareholders of IMAX Corporation (the “Company”) will be held at Stony Brook Manhattan, 2nd Floor, 401 Park Avenue South, New York, New York, U.S.A., 10016, on Wednesday, June 18, 2008 at 10:30 a.m., for the purposes of: (i) receiving the consolidated financial statements for the fiscal year ended December 31, 2007, together with the auditors’ report thereon; (ii) electing directors; (iii) appointing auditors and authorizing the directors to fix the auditors’ remuneration; (iv) approving certain amendments to the Company’s Stock Option Plan; and (v) transacting such other business as may properly be brought before the Meeting or any adjournments thereof.

The Notice of Annual and Special Meeting, this document and the form of proxy (the “Proxy”) will be released on or about April 28, 2008 to holders of the Company’s common shares (“Common Shares”) as of the close of business on April 21, 2008, the record date for the Meeting.

SOLICITATION OF PROXIES BY MANAGEMENT

This proxy circular and proxy statement (the “Circular”) is furnished in connection with the solicitation by the management of the Company of proxies to be used at the Annual and Special Meeting of Shareholders of the Company to be held on Wednesday, June 18, 2008, at Stony Brook Manhattan, 2nd Floor, 401 Park Avenue South, New York, New York, U.S.A., 10016 at 10:30 a.m., and at any adjournments thereof for the purposes set forth in the accompanying Notice of Annual and Special Meeting. While management intends to solicit most proxies by mail, some proxies may be solicited by telephone or other personal contact by directors, officers or employees of the Company. Directors, officers and employees will not receive any additional compensation for such activity. The Company will, upon request, pay brokers and certain other persons who hold the Company’s Common Shares for others their reasonable expenses for sending proxy materials to the beneficial owners of the Company’s Common Shares. The cost of solicitation will be borne by the Company.

INFORMATION ON VOTING

Record Date for Notice of Annual and Special Meeting and Provisions Relating to Voting

The Board of Directors has fixed April 21, 2008 as the record date for the Meeting. Accordingly, each holder of Common Shares of record on that date is entitled to one vote for each Common Share shown as registered in the shareholder’s name on the list of shareholders prepared as of April 21, 2008.

Appointment and Delivery of Proxies

The persons named in the accompanying Proxy are directors and officers of the Company. A shareholder has the right to appoint a person, who need not be a shareholder of the Company, other than the persons designated as proxy holders in the accompanying Proxy, to attend and act on behalf of the shareholder at the Meeting. To exercise this right, a shareholder may either insert such other person’s name in the blank space provided in the accompanying Proxy, or complete another appropriate form of proxy.

Revocability of Proxies

A shareholder who has given a proxy may revoke it by depositing an instrument in writing (including another proxy) executed by the shareholder or his attorney authorized in writing at the registered office of the Company, IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary, at any time up to and including 10:30 a.m., Eastern Time, on the second last business day prior to the day of the Meeting or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting or at any adjournment thereof at any time before it is exercised on any particular matter or in any other manner permitted by law, including attending the Meeting in person.

Proxy and Voting by Mail or Delivery

To vote by mail or delivery, your paper Proxy must be completed, signed and returned in accordance with the instructions on the paper Proxy. To be valid, a Proxy must be dated and signed by the shareholder or his attorney authorized in writing. The Proxy, to be acted upon, must be deposited with the Company c/o its transfer agent, Computershare Investor Services Inc., c/o Stock & Bond Transfer Dept., 9th Floor, 100 University Avenue, Toronto, Ontario, Canada, M5J 2Y1 or at the Corporate Headquarters of the Company, by 10:30 a.m. (Eastern Time) on Monday, June 16, 2008 or 10:30 a.m. on the second last business day prior to the date of any adjournment of the Meeting, or with the chairman of the Meeting on the day of the Meeting or any adjournment of the Meeting prior to the commencement of the Meeting or the adjournment, as the case may be.

Proxy and Voting by Telephone

To vote by telephone, call the toll-free number shown on the Proxy form provided. Using a touch-tone telephone to select your voting preferences, follow the instructions of the “Vote voice” and refer to your holder account number and access number provided on the Proxy that was delivered to you by mail.

Note that voting by telephone is not available if you wish to appoint a person as a proxy other than the persons named on the Proxy form. In such a case, your Proxy should be voted by mail, delivery, or Internet.

Proxy and Voting by Internet

To vote your Proxy by Internet, visit the website address as shown on the Proxy form provided. Follow the on-line voting instructions given to you over the Internet and refer to your holder account number and access number provided on the Proxy that was delivered to you by mail.

Voting by Proxy

The Common Shares represented by proxy will be voted and withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for, and if the shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. For the purpose of voting by Proxy, Proxies marked as “Withhold” will be treated as present for the purpose of determining a quorum but will not be counted as having been voted in respect of any matter to which the instruction to “Withhold” is indicated.

By completing and returning a Proxy, you are authorizing the person named in the Proxy to attend the Meeting and vote your Common Shares on each item of business you are entitled to vote on, according to your instructions. If there are no instructions with respect to your Proxy, your Common Shares will be voted in favour of the election of directors and the appointment of auditors and authorization of the directors to fix the auditors’ remuneration, and the approval of certain amendments to the Company’s Stock Option Plan, in each case, as referred to in this Circular.

Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the non-registered shareholder with respect to the voting of certain shares or, under applicable stock exchange or other rules, the intermediary does not have the discretion to vote those shares on one or more of the matters that come before the Meeting, will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Shares represented by broker “non-votes” will, however, be counted in determining whether there is a quorum.

Exercise of Discretion by Proxies

The person appointed as proxy holder has discretionary authority and may vote the Common Shares represented thereby as such person considers best with respect to amendments or variations to matters identified in the Notice of Annual and Special Meeting, and with respect to any other matter which may properly come before the Meeting. As of the date of this Circular, management of the Company is not aware of any such amendment, variation or other matter proposed or likely to come before the Meeting. However, if any such amendment, variation or other matter properly comes before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote on such other business in accordance with their judgement.

VOTING SHARES

On April 21, 2008, the record date, the Company had 40,524,418 Common Shares issued and outstanding, each carrying the right to one vote at all meetings of the shareholders of the Company.

A quorum for the transaction of business at the Meeting shall be at least two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy holder for such a shareholder and together holding or representing by Proxy not less than 33 1/3% of the outstanding Common Shares entitled to be voted at the Meeting.

PRINCIPAL SHAREHOLDERS OF VOTING SHARES

The Company is not aware of any persons who as of April 21, 2008, beneficially owned or exercised control or direction over more than 5% of the Company’s Common Shares except:

	Amount and Nature of		Percent of
	Beneficial Ownership of		Outstanding
Name of Beneficial Owner of Common Shares	Common Shares		Common Shares

Richard L. Gelfond
Suite 2100, 110 East 59th Street, New York, NY 10022	2,722,900	(1)	6.5%

Bradley J. Wechsler
Suite 2100, 110 East 59th Street, New York, NY 10022	2,682,800	(2)	6.4%

Douglas Group
Kevin and Michelle Douglas
Douglas Family Trust
James E. Douglas, III
James & Jean Douglas Irrevocable Descendants’ Trust
125 E. Sir Francis Drake Blvd., Suite 400, Larkspur, CA 94939	5,900,000	(3)	14.6%

Manulife Financial Corporation Group
MFC Global Investment Management (U.S.), LLC
200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5	2,587,755	(4)	6.4%

First Wilshire Securities Management, Inc.
1224 East Green Street, Suite 200, Pasadena, CA 91106	2,471,520	(5)	6.1%

Statements as to securities beneficially owned by the above-mentioned beneficial owners, or as to securities over which they exercise control or direction, are based upon information obtained from such beneficial owners and from records available to the Company.

The amount of Common Shares listed includes the number of Common Shares owned at April 21, 2008 and Common Shares as to which each individual had at April 21, 2008, the right to acquire beneficial ownership through the exercise of vested options plus options that vest within 60 days of that date.

The percentage of outstanding Common Shares is based on dividing the number of Common Shares beneficially owned by such person by 40,524,418 Common Shares outstanding as of April 21, 2008, adjusted for shares issuable through the exercise of vested options, held by such person, plus options held by such person that vest within 60 days of that date.

(1)	Included in the amount shown are 1,150,000 Common Shares as to which Mr. Gelfond had the right to acquire beneficial ownership as of April 21, 2008, through the exercise of options. Mr. Gelfond has sole voting and dispositive power with respect to 2,580,800 Common Shares and shared voting and dispositive power with respect to 142,100 Common Shares.

(2)	Included in the amount shown are 1,150,000 Common Shares as to which Mr. Wechsler had the right to acquire beneficial ownership as of April 21, 2008, through the exercise of options. Mr. Wechsler has sole voting and dispositive power with respect to 2,208,300 Common Shares and shared voting and dispositive power with respect to 474,500 Common Shares.

(3)	Based on information contained in a Schedule 13G, dated February 6, 2008, filed jointly by Kevin and Michelle Douglas, Douglas Family Trust, the James & Jean Douglas Irrevocable Descendants’ Trust and James E. Douglas, III. Kevin Douglas has shared voting power with respect to 4,130,000 shares. (Kevin Douglas and his wife, Michelle Douglas, hold 2,537,000 shares jointly as the beneficiaries and co-trustees of the Kevin & Michelle Douglas Trust. In addition, Kevin Douglas and Michelle Douglas are co-trustees of the James Douglas and Jean Douglas Irrevocable Descendants’ Trust, which holds 1,593,000 shares.) Kevin Douglas has shared dispositive power with respect to 5,900,000 shares. (Kevin Douglas has dispositive power with respect to 590,000 shares held by James E. Douglas, III and 1,180,000 shares held by the Douglas Family Trust.)

(4)	Based on information contained in a Schedule 13G, dated February 8, 2008, filed by jointly by Manulife Financial Corporation, and MFC Global Investment Management (U.S.), LLC. MFC Global Investment Management (U.S.), LLC, the indirect, wholly owned subsidiary of Manulife Financial Corporation, has sole voting and dispositive power with respect to 2,587,755 Common Shares.

(5)	Based on information contained in a Schedule 13G, dated February 12, 2008, filed by First Wilshire Securities Management, Inc. (“First Wilshire”). First Wilshire has sole voting power with respect to 257,204 Common Shares and sole dispositive power with respect to 2,214,316 Common Shares. First Wilshire holds shared voting/dispositive power with respect to none of the Common Shares.

SHAREHOLDER PROPOSALS FOR THE COMPANY’S 2009 ANNUAL MEETING

If a shareholder wishes to propose any matter for a vote by the Company’s shareholders at the Company’s 2009 annual meeting, he/she must send his/her proposal to the Company’s corporate office at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary. The Company may omit the proposal from next year’s proxy circular and proxy statement under applicable Canadian corporate law and U.S. securities laws if it is not received by the Company’s Corporate Secretary at the address noted above by December 29, 2008.

SHAREHOLDER COMMUNICATION

The Company does not have a formal policy regarding shareholders communicating with the Board of Directors, although shareholders may do so in writing to IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Board of Directors and Secretary to the Board. The Secretary forwards all shareholder communications to the Board of Directors.

FINANCIAL STATEMENTS AND AUDITORS’ REPORT

The Board of Directors will submit to the shareholders at the Meeting the consolidated financial statements for the fiscal year ended December 31, 2007, and the auditors’ report thereon. A copy of these financial statements and the auditors’ report is included in the Annual Report on Form 10-K, which is being mailed to the Company’s shareholders together with this Circular.

ELECTION OF DIRECTORS

The Company’s articles permit the Company to have between one and 15 directors, with the actual number determined by the Board of Directors. The Board of Directors has fixed the number of directors at seven.

At the Meeting, shareholders will be asked to approve the election of directors, by ordinary resolution, which requires that a majority of the votes cast at the Meeting be in favour of the resolution for the election of the nominees. In the absence of any instruction on the accompanying Proxy, it is the intention of the persons named by management in the Proxy to vote the Common Shares represented by the Proxy in favour of the resolution.

The Board of Directors is divided into three classes, each of which serves for a three-year term. The Board of Directors is currently composed of Neil S. Braun, Kenneth G. Copland, Richard L. Gelfond, Garth M. Girvan, David W. Leebron, Marc A. Utay, and Bradley J. Wechsler. At the Meeting the term of Class II directors expires. The term of Class I directors expires in 2009. The term of Class III directors expires in 2010.

Nominees for Election

The individuals noted below are to be nominated for election to the Board of Directors of the Company in Class II.

The following table lists certain information concerning the persons to be nominated for election to the Board of Directors of the Company in Class II and the directors whose terms continue after the Meeting.

Current Position
Nominees for Election as Class II Directors for the Term Expiring in 2011	with the Company

David W. Leebron, 53, Houston, Texas, U.S.A.	Director
David W. Leebron has been a director of the Company since September 2003, has been the President of Rice University since July 1, 2004. Prior to July 1, 2004, Mr. Leebron held the position of Dean and Lucy G. Moses Professor of Law at Columbia University School of Law since 1996 and Professor of Law since 1989. Mr. Leebron is a member of the American Bar Association and the Council on Foreign Relations, and on the board of the Greater Houston Partnership. Mr. Leebron serves as Chairman of the Corporate Governance and Nominating Committees of the Company and is a member of the Company’s Audit and Compensation Committees.

Marc A. Utay, 48, New York, New York, U.S.A.	Director
Marc A. Utay has been a director of the Company since May 1996, has been the Managing Partner of Clarion Capital Partners, a private equity investment firm, since November 1999. Prior to joining Clarion, Mr. Utay was a Managing Director of Wasserstein Perella & Co. Inc. and a member of Wasserstein Perella’s Policy Committee. Mr. Utay was co-head of Wasserstein Perella’s Leveraged Finance, Retailing and Media, Telecommunication and Entertainment groups. Until December 2002, Mr. Utay was also a Senior Advisor to Dresdner Kleinwort Wasserstein. Mr. Utay is a director of P&F Industries, Inc. Mr. Utay serves as Chairman of the Option Committee of the Company and is a member of the Company’s Corporate Governance Committee.

Expiry of Term
Directors who Continue in Office after the Meeting	of Office

Neil S. Braun, 55, New York, New York, U.S.A.	2009
Neil S. Braun has been a director of the Company since June 2003, has been Chairman & Chief Executive Officer of The GreenLife Organization since October 1, 2007. Mr. Braun previously served as President, Distribution & Marketing of Starz Media since it acquired IDT Entertainment in August 2006, President, Feature Films and Television of IDT Entertainment since January 2005 and the President of Vanguard Animation, LLC since 2001. He was the President of Vast Video Inc. prior to this and was President of iCast Corporation a wholly-owned subsidiary of CMGI, Inc. during 1999. From 1994 to 1998, Mr. Braun was President of NBC Television Network. Mr. Braun also sits on the Share our Strength and Westhampton Beach Performing Arts Center boards of directors and is a member of the University of Pennsylvania School of Arts and Sciences Board of Overseers, all non-profit organizations. Mr. Braun is a member of the Company’s Audit, Compensation and Nominating Committees.

Kenneth G. Copland, 70, Toronto, Ontario, Canada	2009
Kenneth G. Copland has been a director of the Company since June 1999, is the Chairman of KGC Ltd. Mr. Copland was the Vice-Chairman of BMO Nesbitt Burns Inc. from 1994 to May 2001. Mr. Copland is a director of the Investment Dealers Association of Canada, BMONT Split Corp. and Allbanc Split Corp. II. Mr. Copland serves as the Chairman of the Audit Committee and is a member of the Company’s Compensation and Nominating Committees. Mr. Copland is a Canadian citizen.

Garth M. Girvan, 59, Toronto, Ontario, Canada	2009
Garth M. Girvan has been a director of the Company since March 1994, is a partner of McCarthy Tétrault LLP, Canadian counsel to the Company. Mr. Girvan is a director of Entertainment One Ltd. Mr. Girvan serves as the Chairman of the Compensation Committee and is a member of the Company’s Corporate Governance and Option Committees. Mr. Girvan is a Canadian citizen.

Expiry of Term
Directors who Continue in Office after the Meeting	of Office

Richard L. Gelfond, 52, New York, New York, U.S.A.	2010
Richard Gelfond has been Co-Chairman of the Company since June 1999 and Co-Chief Executive Officer since May 1996. From March 1994 to June 1999, Mr. Gelfond served as Vice Chairman of the Company. Mr. Gelfond serves as Chairman of the Board of Trustees of the Stony Brook Foundation, Inc., affiliated with Stony Brook University, and is on the Board of Directors for Brookhaven Science Associates, the Management Company of Brookhaven National Laboratories. Mr. Gelfond is a member of the Board of Directors of the Atlantic Counsel. He is also Vice Chairman of the New York Historical Society and a Member of the Motion Picture Academy of Arts & Science. Mr. Gelfond served as the Chairman of the Columbia Shuttle Memorial Trust Steering Committee, which was established in co-operation with NASA to support the families of the seven crew members of the STS-107 mission of the Space Shuttle Columbia, which came to a tragic end on February 1, 2003.

Bradley J. Wechsler, 56, New York, New York, U.S.A.	2010
Bradley J. Wechsler has been Co-Chief Executive Officer of the Company with Mr. Gelfond since May 1996. From March 1994 to June 1999, Mr. Wechsler served as Chairman of the Company and has served as Co-Chairman with Mr. Gelfond since June 1999. Mr. Wechsler serves on the boards of the American Museum of the Moving Image, Math for America, the Ethical Culture Fieldston Schools and Apollo Investment Corporation. Mr. Wechsler also serves on the board of the NYU Hospital and Medical Center, where he is a Vice Chairman and member of the Executive Committee. Mr. Wechsler is a Member of the Motion Picture Academy of Arts & Science.

The Board of Directors recommends that you vote in favour of the election of the nominees whose names are set forth above.

The persons named in the accompanying Proxy intend to vote for the election of the nominees whose names are set forth above. If any of the above nominees is for any reason unable to serve as a director, proxies in favour of management will be voted for another nominee in their discretion unless the shareholder has specified in the Proxy that such shareholder’s shares are to be withheld from voting on the election of directors.

The nominees for election as directors have indicated to the Company that they will serve if elected. Each director elected will hold office until the earlier of the expiry of the term for which he has been elected; until his successor is elected or appointed; or until the date of his resignation or termination.

Shareholders who wish to have the Board of Directors consider the nomination of any person for director at the 2009 meeting of shareholders should communicate with the Company’s Corporate Secretary at the Company’s corporate office (see description under “Nomination Process” below).

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the executive officers of the Company.

Name	Age	Position

Richard L. Gelfond	52	Co-Chairman & Co-Chief Executive Officer and Director

Bradley J. Wechsler	56	Co-Chairman & Co-Chief Executive Officer and Director

Joseph Sparacio	48	Executive Vice President & Chief Financial Officer

Greg Foster	45	Chairman & President, Filmed Entertainment

Robert D. Lister	39	Senior Executive Vice President and General Counsel

Brian Bonnick	51	Executive Vice President, Technology

David B. Keighley	60	Executive Vice President & President, David Keighley Productions 70MM Inc.

Larry O’Reilly	45	Executive Vice President, Theatre Development

G. Mary Ruby	50	Executive Vice President, Corporate Services and Corporate Secretary

Mark Welton	44	Executive Vice President, Corporate and Digital Development & Theatre Operations

Edward MacNeil	43	Senior Vice President, Finance

Jeffrey Vance	36	Vice President, Finance & Controller

Richard L. Gelfond has been Co-Chairman of the Company since June 1999 and Co-Chief Executive Officer since May 1996. From March 1994 to June 1999, Mr. Gelfond served as Vice Chairman of the Company. Mr. Gelfond serves as Chairman of the Board of Trustees of the Stony Brook Foundation, Inc., affiliated with Stony Brook University, and is on the Board of Directors for Brookhaven Science Associates, the Management Company of Brookhaven National Laboratories. Mr. Gelfond is a member of the Board of Directors of the Atlantic Counsel. He is also Vice Chairman of the New York Historical Society and a Member of the Motion Picture Academy of Arts & Science. Mr. Gelfond served as the Chairman of the Columbia Shuttle Memorial Trust Steering Committee, which was established in co-operation with NASA to support the families of the seven crew members of the STS-107 mission of the Space Shuttle Columbia, which came to a tragic end on February 1, 2003.

Bradley J. Wechsler has been Co-Chief Executive Officer of the Company with Mr. Gelfond since May 1996. From March 1994 to June 1999, Mr. Wechsler served as Chairman of the Company and has served as Co-Chairman with Mr. Gelfond since June 1999. Mr. Wechsler serves on the boards of the American Museum of the Moving Image, Math for America, the Ethical Culture Fieldston Schools and Apollo Investment Corporation. Mr. Wechsler also serves on the board of the NYU Hospital and Medical Center, where he is a Vice Chairman and member of the Executive Committee. Mr. Wechsler is a Member of the Motion Picture Academy of Arts & Science.

Joseph Sparacio joined the Company in May 2007 as Executive Vice President and was appointed Chief Financial Officer on August 10, 2007. Prior to joining the Company, Mr. Sparacio served as Senior Vice President and Chief Financial Officer for the programming company iN Demand L.L.C. from June 2002 until his employment with the Company. From 1998 to 2002, Mr. Sparacio served as Vice President of Finance and Controller for Loews Cineplex Entertainment Corporation. From 1994 to 1998, Mr. Sparacio served as Vice President, Finance and Controller of Loews Theater Management Corp., and from 1990 to 1994, he served as Controller. Prior to joining Loews, Mr. Sparacio spent eight years with Ernst & Young. Mr. Sparacio is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Greg Foster joined the Company in March 2001 as President, Filmed Entertainment and was appointed Chairman & President, Filmed Entertainment in September 2004. Prior to joining the Company, Mr. Foster was Executive Vice-President of Production at MGM/UA. Prior to that, Mr. Foster held other senior positions including Senior Vice-President of Motion Picture Marketing Research during his 15 years at MGM/UA. In 1999, Mr. Foster founded uMogul, a financial services company and held the position of Chairman, Co-Founder and President.

Robert D. Lister joined the Company in May 1999 as Senior Vice President, Legal Affairs and General Counsel, and was appointed Senior Executive Vice President and General Counsel in December 2007. Previous to that, Mr. Lister held the position of Executive Vice President, Business & Legal Affairs, Corporate Communications and General Counsel since January 2006 and was Executive Vice President, Legal and Business Affairs and General Counsel, a position he held from May 2001 to January 2006. Prior to joining the Company, Mr. Lister was Vice President, General Counsel and

Secretary of Clearview Cinemas, a film exhibitor, from March 1998 until his employment with the Company. Prior to that, Mr. Lister served as Associate General Counsel of Merit Behavioral Care Corporation, a behavioral healthcare company, from March 1996 through March 1998. Mr. Lister serves on the board of the Giant Screen Cinema Association. Mr. Lister is a member of the New York State Bar Association.

Brian Bonnick joined the Company in January 1999 as Vice President, Research & Technology and was appointed Executive Vice President, Technology in June 2006. Previous to that, Mr. Bonnick held the position of Senior Vice President, Technology, a position he held since August 2001. Prior to joining the Company, Mr. Bonnick was Vice President, Engineering and Operations for Electrohome Corporation. Prior to that Mr. Bonnick was Vice President and General Manager at TSB International Inc., a telecommunications company. Mr. Bonnick is registered as a professional engineer by the Association of Professional Engineers of Ontario.

David B. Keighley joined the Company in February 1988, was appointed Executive Vice President of the Company in July 2007. Previous to that, Mr. Keighley held the position of Senior Vice President, a position he held since July 1997. Mr. Keighley is President of David Keighley Productions 70MM Inc., a subsidiary of the Company. Mr. Keighley is responsible for motion picture and digital post-production and image quality assurance.

Larry O’Reilly joined the Company in March 1994 as the Sales Manager, Film Distribution and was appointed Executive Vice President, Theatre Development in September 2004. Mr. O’Reilly has held various positions within the Company including Manager, Business Development, Film; Director, Strategic Partnerships; Director, Commercial Marketing: The Americas; Vice President, Sales, The Americas; and Senior Vice President, Theatre Development & Film Distribution.

G. Mary Ruby joined the Company in October 1987 as Associate General Counsel and was appointed Executive Vice President, Corporate Services and Corporate Secretary in January 2008. In May 2007, Ms. Ruby assumed the role of Senior Vice President, Human Resources and Administration. Previous to that Ms. Ruby held the position of Senior Vice President, Legal Affairs since July 2001. Ms. Ruby held the position of General Counsel of the Company from February 1989 to February 1997. Ms. Ruby is also Deputy General Counsel and acts as Corporate Secretary to the Board of Directors. In November 2004, Ms. Ruby was appointed by the Company’s Audit Committee as Chief Compliance Officer, responsible for oversight of the Company’s Whistle Blower Program. Ms. Ruby is a member of the Ontario Bar Association. Ms. Ruby is a Governor and Chairperson of the Governance Committee of Branksome Hall.

Mark Welton joined the Company in July 1997 as Director, Business Affairs and was appointed Executive Vice President, Corporate and Digital Development & Theatre Operations in April 2007. From September 2001 to October 2003, Mr. Welton held the position of Senior Vice President, Business Affairs, and from October 2003 to June 2006, Mr. Welton held the position of Senior Vice President, Theatre Operations and from June 2006 to April 2007 held the position of Executive Vice President, Theatre Operations & General Manager, Digital. Prior to joining the Company Mr. Welton was an associate lawyer at the law firm Stikeman, Elliot from 1994 until his employment with the Company.

Edward MacNeil joined the Company in April 1994 as Director, Taxation & Treasury and was appointed Senior Vice President, Finance in August 2007. Mr. MacNeil served as interim Chief Financial Officer from August 2006 to August 2007. From October 1999 to August 2001, Mr. MacNeil held the position of Director and Senior Vice President of Digital Projection Limited, a former subsidiary of the Company. From September 2001 to September 2006, Mr. MacNeil held the position of Vice President Finance, Tax and Special Projects. Prior to joining the Company, Mr. MacNeil was a Taxation Manager at PricewaterhouseCoopers. Mr. MacNeil is a member of the Canadian Institute of Chartered Accountants.

Jeffrey Vance joined the Company in October 2004 as Manager, Business Operations and was appointed Vice President, Finance and Controller in February 2008. Mr. Vance served as Co-Controller from November 2006 and previous to that, Mr. Vance held the position of Director, Finance and Treasurer. Prior to joining the Company, Mr. Vance was employed in the Audit and Business Advisory Division at Arthur Andersen LLP from 1994 to 2002, most recently as Audit Manager, and was the Assistant Director, Financial Administration at FedEx Trade Networks Transport and Brokerage (Canada) Inc. from 2002 to 2003 and Eastern Region Controller and Manager of Administration at Comstock Canada Ltd. from 2003 to 2004. Mr. Vance is a Chartered Accountant.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

As contemplated under Section 124 of the Canada Business Corporations Act, the Company has acquired insurance coverage with a yearly limit of $70,000,000 in respect of potential claims against its directors and officers and in respect of losses for which the Company may be required or permitted by law to indemnify such directors and officers. The insurance includes a $100,000 deductible for each claim under the policy other than claims made under U.S. securities law as to which a deductible of $500,000 applies. During 2007, the Company paid premiums in the amount of $564,460, with respect of this insurance coverage.

EQUITY COMPENSATION PLANS

The following table sets forth information regarding the Company’s equity compensation plans as of December 31, 2007.

Number of
securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
Plan category	and rights	and rights	(a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	5,908,080	$6.71	929,077

Equity compensation plans not approved by security holders	Nil	Nil	Nil

Total	5,908,080	$6.71	929,077

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s Common Shares as of April 21, 2008 or as otherwise indicated in the notes below, including (i) all persons to be nominated for election to the Board of Directors, individually; (ii) all directors and the Named Executive Officers as defined below under “Summary Compensation Table”, individually; and (iii) all directors and executive officers as a group.

	Amount and Nature of		Percent of
	Beneficial Ownership of		Outstanding Common
Name of Beneficial Owner of Common Shares	Common Shares		Shares

Richard L. Gelfond	2,722,900	(1)	6.5%

Bradley J. Wechsler	2,682,800	(2)	6.4%

Neil S. Braun	32,000	(3)	*

Kenneth G. Copland	97,327	(4)	*

Garth M. Girvan	95,636	(5)	*

David W. Leebron	39,354	(6)	*

Marc A. Utay	1,344,065	(7)	3.3%

Joseph Sparacio	7,500	(8)

Edward MacNeil	12,750	(9)	*

Greg Foster	433,500	(10)	*

Robert D. Lister	125,000	(11)	*

David B. Keighley	10,650	(12)	*

All directors and executive officers as a group (17 persons)	7,766,063	(13)	17.7%

*	less than 1%

Statements as to securities beneficially owned by directors and by executive officers, or as to securities over which they exercise control or direction, are based upon information obtained from such directors and executive officers and from records available to the Company.

The amount of Common Shares listed includes the number of Common Shares owned at April 21, 2008 and Common Shares to which each individual had, at April 21, 2008, the right to acquire beneficial ownership through the exercise of vested options plus options that vest within 60 days of that date.

The percent of outstanding Common Shares is based on dividing the number of Common Shares beneficially owned by the individual by 40,524,418 Common Shares outstanding as of April 21, 2008 adjusted for shares issuable through the exercise of vested options held by such person, plus options held by such person that vest within 60 days of that date.

(1)	Included in the amount shown are 1,150,000 Common Shares as to which Mr. Gelfond had the right to acquire beneficial ownership as of April 21, 2008, through the exercise of options. Mr. Gelfond has sole voting and dispositive power with respect to 2,580,800 Common Shares and shared voting and dispositive power with respect to 142,100 Common Shares.

(2)	Included in the amount shown are 1,150,000 Common Shares as to which Mr. Wechsler had the right to acquire beneficial ownership as of April 21, 2008, through the exercise of options. Mr. Wechsler has sole voting and dispositive power with respect to 2,208,300 Common Shares and shared voting and dispositive power with respect to 474,500 Common Shares.

(3)	Included in the amount shown are 32,000 Common Shares which Mr. Braun had the right to acquire beneficial ownership through the exercise of options.

(4)	Included in the amount shown are 87,327 Common Shares which Mr. Copland had the right to acquire beneficial ownership through the exercise of options. Mr. Copland has sole voting and dispositive power with respect to 10,000 Common Shares.

(5)	Included in the amount shown are 69,738 Common Shares which Mr. Girvan had the right to acquire beneficial ownership through the exercise of options. Mr. Girvan has sole voting and dispositive power with respect to 25,898 Common Shares.

(6)	Included in the amount shown are 38,054 Common Shares which Mr. Leebron had the right to acquire beneficial ownership through the exercise of options. Mr. Leebron has shared voting and dispositive power with respect to 1,300 Common Shares.

(7)	Included in the amount shown are 219,738 Common Shares which Mr. Utay had the right to acquire beneficial ownership through the exercise of options. Mr. Utay has sole voting and dispositive power with respect to 1,124,327 Common Shares.

(8)	Included in the amount shown are 7,500 Common Shares which Mr. Sparacio had the right to acquire beneficial ownership through the exercise of options.

(9)	Included in the amount shown are 12,750 Common Shares which Mr. MacNeil had the right to acquire beneficial ownership through the exercise of options.

(10)	Included in the amount shown are 417,500 Common Shares which Mr. Foster had the right to acquire beneficial ownership through the exercise of options. Mr. Foster has shared voting and dispositive power with respect to 16,000 Common Shares.

(11)	Included in the amount shown are 116,000 Common Shares which Mr. Lister had the right to acquire beneficial ownership through the exercise of options. Mr. Lister has shared voting and dispositive power with respect to 9,000 Common Shares.

(12)	Included in the amount shown are 10,250 Common Shares which Mr. Keighley had the right to acquire beneficial ownership through the exercise of options. Mr. Keighley has shared voting and dispositive power with respect to 400 Common Shares.

(13)	Included in the amount shown are 3,451,303 Common Shares as to which all directors and executive officers as a group had the right to acquire beneficial ownership through the exercise of options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the “SEC”). The Reporting Persons are also required by the Exchange Act to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon review of Forms 3, 4 and 5 (and amendments thereto) received from, or written representations by, the Reporting Persons, in respect of the fiscal year ended December 31, 2007, the Company believes that three reports on Form 4 were not timely filed for Kevin Douglas regarding 16 purchases of Common Shares.

MANAGEMENT CEASE TRADE ORDER

On April 3, 2007 certain directors, senior officers and certain former employees were prohibited from trading in the securities of the Company pursuant to management cease trade orders issued by the Ontario Securities Commission and certain other provincial securities regulators in connection with the delay in filing certain of the Company’s financial statements. All management cease trade orders were fully revoked on November 22, 2007.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The Company’s compensation programs are designed to attract and retain key employees, motivating them to achieve and rewarding them for superior performance. The Company believes that the most effective executive compensation program is one designed to reward the achievement of annual, long-term and strategic goals by the Company, and which aligns the executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value. The Company evaluates both performance and compensation to ensure that the Company’s compensation philosophy and objectives are met and that compensation provided to the executives remains competitive relative to the compensation paid to similarly situated executives. To that end, the Company believes executive compensation packages provided to its executives, including the Named Executive Officers, as defined under “Summary Compensation Table” below, should include both cash and equity-based compensation that reward performance as measured against established goals.

Based on the foregoing philosophy and objectives, the Company has structured its annual and long-term incentive-based cash and non-cash executive compensation programs to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.

Executive Compensation Components and Process

Compensation decisions for the Co-Chief Executive Officers (the “Co-CEOs”) with respect to the renewal of the Co-CEOs employment agreements in December 2007 were made by the Compensation Committee. The Compensation Committee is currently composed of Messrs. Girvan (Chairman), Braun, Copland, Leebron and Utay, all Independent Directors. A director is determined to be independent when he or she meets the requirements of Rule 4200(a)(15) of the NASDAQ Marketplace Rules and Section 1.4 of Multilateral Instrument 52-110 (an “Independent Director”). All compensation and renewal of employment decisions for the Co-CEOs in 2007 were made by either the Compensation Committee or the Independent Directors acting as the Compensation Committee.

The Compensation Committee is responsible for setting objectives for the Co-CEOs, assessing their performance on a periodic basis and recommending compensation arrangements to the Board of Directors. The Compensation Committee operates under a written charter adopted by the Company’s Board of Directors. From April 12, 2006 to September 10, 2007 the duties and responsibilities of the Compensation Committee were performed by the Independent Directors, including the determination of the 2006 bonus to be paid to each of the Co-CEOs and the renewal of the Co-CEOs employment agreements in February 2007. In September 2007, Messrs. Girvan (Chairman), Braun, Copland, Leebron and Utay were appointed to the Compensation Committee. The Compensation Committee made recommendations to the Board of Directors with respect to the renewal of the employment agreements of the Co-CEOs in December 2007 as well as the bonus to be paid to each of the Co-CEOs in respect to 2007, which were implemented by the Company.

Compensation of the Company’s employees is established through guidelines set by the Board of Directors. Decisions regarding equity and non-equity compensation of other executive officers are made by the Co-CEOs and, in the case of grants of stock options, approved by the Option Committee. The Co-CEOs annually review the performance of each member of the executive team, including the Named Executive Officers, and reach certain conclusions and recommendations based on these reviews, including decisions with respect to base salary, performance-based incentive compensation and long-term equity incentive compensation, which are then implemented by the Company.

In making compensation decisions, the Company periodically compares each element of total compensation against a peer group survey data provided by its independent compensation consultants, Mercer Human Resources Consulting (“Mercer”) and industry–specific published survey sources, which includes data from comparator companies based on headcount, geography and total revenue. The Company competes with many larger companies for top executive-level talent. As such, the Company generally sets compensation for executives at the 75th percentile of compensation paid to similarly situated executives of the companies comprising the peer group. Variations to this objective may occur as dictated by the experience level of the individual and market factors.

A percentage of total compensation is allocated to performance-based and long-term incentives as a result of the philosophy mentioned above. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Company annually determines the appropriate level and mix of incentive compensation. Income from such incentive compensation is realized as a result of the performance of the Company or the individual, depending on the type of award, compared to established goals.

For the fiscal year ended December 31, 2007, the principal components of compensation for Named Executive Officers were:

•	base salary;

•	performance-based incentive compensation;

•	long-term equity incentive compensation;

•	retirement and pension plans; and

•	other personal benefits and perquisites.

Base Salary

The Company provides employees, including the Named Executive Officers, with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for Named Executive Officers are determined for each executive based on his or her position and responsibility and by using market data.

Base salary ranges are designed so that salary opportunities for a given position will generally be within 80% and 120% of the midpoint. During its review of base salaries for employees, including Named Executive Officers, the Company primarily considers: market data provided by the Company’s outside consultants; internal review of the executive’s compensation, both individually and relative to other executive officers; and individual performance of the executive.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility or renewal of employment agreement.

Performance-Based Incentive Compensation

The Named Executive Officers, other than the Co-CEOs, receive a portion of their annual compensation in the form of cash bonuses under the Management Bonus Plan. Bonuses are awarded under this plan based on the Company achieving objective annual operating targets and the participating employee’s achievement of personal performance standards.

50% of a participating Named Executive Officer’s bonus is based upon achievement of corporate financial and operational objectives relating to earnings per share, theater signings and installations, film performance, technology development, and strategic initiatives. Upon completion of the fiscal year, the Company assesses the performance of the Company for each corporate financial and operational objective, comparing the actual fiscal year results to the stated objectives.

The remaining 50% of a participating Named Executive Officer’s bonus is based upon achievement of certain personal objectives which are determined on an annual basis by the Named Executive Officer and the Co-CEOs. Examples of personal objectives may include business targets, operating, budgetary and/or managerial goals.

Long Term Incentive Compensation

The Company’s long-term incentive compensation for certain employees, including the Named Executive Officers, is provided through grants of stock options, and in certain circumstances, through grants of stock appreciation rights (“SARs”).

The Company believes grants of stock options and SARs align employee incentives with shareholders because these awards have value only if the stock price increases over time.

Stock Options

The Company has a stock option plan (the “SOP”) under which the Company may grant options to officers, employees, consultants and eligible directors (the “Participants”) to purchase Common Shares on terms and conditions set out in the SOP.

The SOP received shareholder approval and is administered by the Board of Directors. The Board of Directors has delegated the responsibility of administering the SOP to the Option Committee. The Option Committee is currently composed of Messrs. Utay (Chairman) and Girvan, both Independent Directors. The Option Committee is responsible for performing the functions required of it under the SOP, including the grant of options to Participants under the SOP, subject to guidelines determined by the Company’s human resources department and the Compensation Committee.

The number of stock options granted is determined by a competitive compensation analysis and is based on each Participant’s salary range and responsibility. All awards of stock options are made at fair market value of the Company’s Common Shares on the date of grant. “Fair Market Value” of a Common Share on a given date means the higher of the closing price of a Common Share on the grant date (or the most recent trading date if the grant date is not a trading date) on the NASDAQ/National Market System, The Toronto Stock Exchange (the “TSX”) and such national exchange, as may be designated by the Company’s Board of Directors. Options are generally exercisable for a maximum period of 10 years from the date of grant, subject to earlier termination if the Participant’s employment, consulting arrangement or term of office with the Company terminates. The Board of Directors or the Option Committee determines vesting requirements. If a Participant’s employment, consulting arrangement or term of office with the Company terminates for any reason, options which have not vested are generally cancelled.

If the Participant’s employment, consulting arrangement or term of office is terminated without cause or by reason of the Participant’s resignation, death or permanent disability, the Participant (or the Participant’s estate) will generally be entitled to exercise the Participant’s vested options for a period thereafter. If the Participant’s employment, consulting arrangement or term of office is terminated for cause, the Participant’s vested options will be cancelled. All options granted immediately vest and become fully exercisable upon a change of control of the Company and the occurrence of other stated events. If the Participant is a party to an employment agreement with the Company or any of its subsidiaries and breaches any of the restrictive covenants in such agreement, the Participant’s unexercised options will be cancelled. In determining the number of options to grant to the Named Executive Officers, consideration is given to information about stock option grants to executive officers in comparable companies of similar revenue, size and market segment or industry. In addition, consideration is given to the number of options granted to the Company’s other executive officers. The Option Committee approves annual awards of stock options to executive officers. Eligible newly hired or promoted executives receive their award of stock options as soon as practicable following their hire or promotion. The Company accounts for stock-based payments including its SOP in accordance with the requirements of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”).

Stock Appreciation Rights

The Company may from time to time grant SARs to certain Named Executive Officers. The periodic use of SARs as a long-term incentive enables the Company to preserve capacity under the SOP while continuing to align employees incentives with the performance of the Company’s stock. The SARs entitle recipients to receive cash from the Company for any increase in the Fair Market Value of the Common Shares from the Fair Market Value on the date of grant to the date of exercise of the SARs. The terms of SARs granted are described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”.

The Company has the right but not the obligation to cancel at any time all, or from time to time any part, of the SARs and to replace the cancelled SARs with stock options, or at the Company’s discretion, in certain circumstances, restricted shares.

Retirement and Pension Plans

The Company has an unfunded U.S. defined benefit pension plan covering its two Co-CEOs, the Supplemental Executive Retirement Plan (the “SERP”). The SERP provides for a lifetime retirement benefit from age 55, determined as 75% of the member’s best average 60 consecutive months of earnings over the member’s employment history.

Under the original terms of the SERP, once benefit payments begin, the benefit is indexed annually to the cost of living and further provides for 100% continuance for life to the surviving spouse. On March 8, 2006, the Company and the Co-CEOs negotiated an amendment to the SERP which reduced the related pension expense to the Company effective January 1, 2006. The Company was represented by the Independent Directors, who retained Mercer and outside legal counsel to advise them on certain analyses regarding the SERP. Under the terms of the SERP amendment, the cost of living adjustment and surviving spouse benefits previously owed to the Co-CEOs are each reduced by 50%, subject to a recoupment of a percentage of such benefits upon a change of control of the Company, and the net present value of the reduced pension benefit payments is accelerated and paid out upon a change of control of the Company. The benefits were 50% vested as at July 2000, the SERP initiation date. The vesting percentage increases on a straight-line basis from inception until age 55. The vesting percentage of a member whose employment terminates other than for cause shall be 100%. On May 4, 2007, the Company amended the SERP to provide for the determination of benefits to be 75% of the member’s best average 60 consecutive months of earnings over the member’s employment history. The actuarial liability was remeasured to reflect this amendment. As of December 31, 2007, Mr. Wechsler’s benefits were 100% vested while Mr. Gelfond’s benefits were approximately 87% vested.

At the time the Company established the SERP, it also took out life insurance policies on the Co-CEOs with coverage amounts of $21.5 million in aggregate. The Company may use the proceeds of the life insurance policies taken on its Co-CEOs towards the benefits due and payable under the SERP, although there can be no assurance that the Company will ultimately do so. As of December 31, 2007, the cash surrender value of the insurance policies was $5.2 million.

A Co-CEO whose employment terminates other than for cause prior to August 1, 2010 will receive SERP benefits in the form of monthly annuity payments until the earlier of a change of control or August 1, 2010, at which time the Co-CEO shall receive remaining benefits in the form of a lump sum payment. A Co-CEO whose employment terminates other than for cause on or after August 1, 2010 shall receive SERP benefits in the form of a lump sum payment.

The Company maintains defined contribution pension plans for its employees, including its Named Executive Officers. The Company makes contributions to these pension plans on behalf of employees in an amount up to 5% of their base salary, subject to certain prescribed maximums. During the fiscal year ended December 31, 2007, the Company contributed an aggregate of $15,802 to the Company’s Canadian defined contribution plan on behalf of Mr. MacNeil and an aggregate of $22,500 to the Company’s defined contribution employee pension plan under Section 401(k) of the U.S. Internal Revenue Code on behalf of Messrs. Gelfond, Wechsler, Foster, Lister and Keighley.

Other Personal Benefits and Perquisites

The Company provides employees, including the Named Executive Officers, with other personal benefits and perquisites that the Company believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Company periodically reviews the levels of other personal benefits and perquisites provided to the Named Executive Officers to ensure competitiveness and value to employees.

The Named Executive Officers are provided use of Company automobiles, or car allowances, and participate in the retirement and pension plans described above.

The Named Executive Officers are entitled to receive a cash payment upon the executive’s death through the Company’s life insurance policies. In the event of the executive’s death prior to actual retirement at age 65, the executive’s designated beneficiaries would be entitled to receive a lump sum payment amount equal to one or two times his base salary, subject to prescribed maximums.

Attributed costs to the Company of the personal benefits and perquisites described above for the Named Executive Officers for the fiscal year ended December 31, 2007, are reported below in the “All Other Compensation” column of the “Summary Compensation Table”.

Change of Control Severance Agreements

The Company has entered into change of control severance agreements with certain key employees, including certain of the Named Executive Officers. The change of control severance agreements are designed to promote stability and continuity of senior management. The terms of these agreements for the Named Executive Officers are described below in “Employment Agreements and Potential Payments upon Termination or Change-in-Control”.

Named Executive Officers’ Compensation for 2007

Summary of Direct Compensation

The Company believes that required disclosure for executive compensation in the Summary Compensation Table below presents compensation from a different perspective than what the Compensation Committee considers in making compensation determinations. One major difference between this perspective, as outlined in the Alternate Summary Compensation Table below, and the Summary Compensation Table is that the stock awards and option awards columns in the Summary Compensation Table report the expense recognized for financial statement reporting purposes in accordance with SFAS 123R and applicable SEC rules. The Alternate Summary Compensation Table below includes certain stock option grants made during 2007 but excludes grants made in previous years. Conversely, the Summary Compensation Table reports the accounting expense related to equity grants made in current and prior years which was applied during 2007. Because of the Company’s adoption of SFAS 123R in 2006, the accounting treatment of equity and option awards varies substantially among our Named Executive Officers depending upon their eligibility for vesting of these awards.

The Alternate Summary Compensation Table below is designed to show the principal determinations made by the Company regarding 2007 compensation for the Named Executive Officers and does not include all the information required to be shown with respect to 2007 in the Summary Compensation Table. This table is not a substitute for the Summary Compensation Table, which includes elements of compensation not shown below, including accounting recognition of stock and option awards made in prior years and in 2007, change in pension values assuming the earliest time at which a participant may retire under the SERP without any reduction due to age using the same assumptions used for financial statement purposes and the Company’s cost of perquisites and other benefits.

Alternate Summary Compensation Table

The following table and the supplemental information in it has been included to provide investors with additional compensation information for the 2007 performance year and to better understand the views and actions of the Compensation Committee and the Company with respect to the Named Executive Officers’ total direct compensation for 2007.

					Total Cash	Option & SARs
Name and Principal Position of	Salary		Bonus		Compensation(1)	Awards(2)
Named Executive Officer	($)		($)		($)	($)

Richard L. Gelfond
Co-Chairman & Co-CEO	500,000		375,000		875,000	756,000	(3)(4)

Bradley J. Wechsler
Co-Chairman & Co-CEO	500,000		375,000		875,000	756,000	(3)(4)

Joseph Sparacio(5)
Executive Vice President & CFO	215,385		125,000		340,385	108,000	(6)

Edward MacNeil(7)
Chief Financial Officer	311,754	(8)	100,512	(8)	412,266	55,750	(9)

Greg Foster
Chairman & President, Filmed Entertainment	700,000		375,000		1,075,000	0	(10)

Robert D. Lister
Senior Executive Vice President & General Counsel	402,270		350,000		752,270	135,600	(11)(12)

David B. Keighley
Executive Vice President & President,
David Keighley Productions 70MM Inc.	329,509		275,000		604,509	66,900	(13)

(1)	Not included are cash amounts paid to or on behalf of the Named Executive Officers in respect of life insurance premiums, contributions to pension plans, personal automobile use, or amounts paid to certain Named Executive Officers in 2007 for consideration of the cancellation of options granted in 2005 and/or 2006.

(2)	Includes the fair value on the date of grant of certain stock option and SARs granted during 2007 in respect of the Named Executive Officer’s service in 2007.

(3)	These SARs were granted pursuant to the one-year renewal of the Named Executive Officer’s employment agreement until December 31, 2007, as described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”. The SARs became exercisable in two equal installments of 150,000 on each of February 15, 2007 and December 31, 2007.

(4)	This amount does not include the fair value of the SARs granted pursuant to the two-year renewal of the Named Executive Officer’s employment agreement until December 31, 2009, as described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”. The SARs become exercisable in four equal installments of 150,000 on each of June 30, 2008; December 31, 2008; June 30, 2009; and December 31, 2009.

(5)	During the fiscal year ended December 31, 2007, Mr. Sparacio served as Chief Financial Officer from August 10 to December 31.

(6)	This amount represents the grant date fair value of 75,000 options granted to Mr. Sparacio on June 13, 2007. The stock options become exercisable in five installments: 7,500 on May 14, 2008; 11,250 on May 14, 2009; 15,000 on May 14, 2010; 18,750 on May 14, 2011; and 22,500 on May 14, 2012.

(7)	During the fiscal year ended December 31, 2007, Mr. MacNeil served as interim Chief Financial Officer from January 1 to August 10.

(8)	Mr. MacNeil’s 2007 salary and bonus compensation were earned in Canadian dollars. The Canadian compensation values have been converted to and reported in U.S. dollars using the Bank of Canada noon rate for the last day of the month preceding an actual payment date.

(9)	This amount represents the grant date fair value of the 25,000 options granted to Mr. MacNeil on December 31, 2007. The stock options become exercisable in five installments: 2,500 on December 31, 2008; 3,750 on December 31, 2009; 5,000 on December 31, 2010; 6,250 on December 31, 2011; and 7,500 on December 31, 2012.

(10)	This amount does not included the fair value of the SARs granted pursuant to renewal of Mr. Foster’s employment agreement for an additional two-year term, as described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”. The SARs become exercisable in two equal installments of 150,000 on each of July 1, 2009 and July 1, 2010.

(11)	These SARs were granted to Mr. Lister in connection with a long-term incentive grant as described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”. The SARs become exercisable in five installments: 6,000 on December 31, 2008; 9,000 on December 31, 2009; 12,000 on December 31, 2010; 15,000 on December 31, 2011; and 18,000 on December 31, 2012.

(12)	This amount does not include the fair value of the SARs granted pursuant to the renewal of Mr. Lister’s employment agreement for an additional two-year term, as described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”. The SARs become exercisable in two equal installments of 60,000 on each of December 31, 2008 and December 31, 2009.

(13)	This amount represents the grant date fair value of the 30,000 options granted to Mr. Keighley on December 31, 2007 which vest over a five year period.

Named Executive Officers’ Base Salaries

Consistent with the Company’s commitment to clear and transparent disclosure, the Company believes it is important to provide shareholders with a historical perspective and a brief explanation of changes with respect to the Named Executive Officers’ compensation.

There were no positive salary adjustments for the Named Executive Officers during the period from December 31, 2006 to December 31, 2007 other than in connection with renewal of Mr. Lister’s employment agreement.

The following table compares the year-over-year changes in salary rates for the Named Executive Officers.

	Base Salary Rate		Base Salary Rate		Increase/Decrease
	as at		as at		as a
Name and Principal Position of	December 31, 2006		December 31, 2007		Percentage
Named Executive Officer	($)		($)		(%)

Richard L. Gelfond
Co-Chairman & Co-CEO	500,000		500,000		0%

Bradley J. Wechsler
Co-Chairman & Co-CEO	500,000		500,000		0%

Joseph Sparacio(1)
Executive Vice President & CFO	n/a		350,000		n/a

Edward MacNeil(2)
Chief Financial Officer	296,045	(3)	278,300	(3)	−6.0%

Greg Foster
Chairman & President, Filmed Entertainment	700,000		700,000		0%

Robert D. Lister
Senior Executive Vice President & General Counsel	365,700		402,270		10.0%

David B. Keighley
Executive Vice President & President,
David Keighley Productions 70MM Inc.	329,509		329,509		0%

(1)	Mr. Sparacio served as Chief Financial Officer from August 10 to December 31, 2007.

(2)	Mr. MacNeil served as interim Chief Financial Officer from August 21, 2006 to August 10, 2007.

(3)	Mr. MacNeil’s salary compensation is earned in Canadian dollars. The Canadian compensation values have been converted to and reported in U.S. dollars using the Bank of Canada noon rate for the last day of the month preceding an actual payment date. Mr. MacNeil’s base salary was reduced when he completed his service as the Company’s interim Chief Financial Officer.

Named Executive Officers’ Performance-Based Incentive Compensation

Performance-based incentive compensation supports the Company’s business objective of delivering positive annual strategic and operating results. As executives move to greater levels of responsibility, the percentage of their compensation at risk and based on performance increases. As a result, the Compensation Committee targeted incentive compensation for the Co-CEOs at 0-200% of salary. The Company targeted incentive compensation for the other Named Executive Officers, other than Mr. Keighley, at 0-100% of salary. The Company’s targeted incentive compensation for Mr. Keighley is determined on the basis of profitability of David Keighley Productions 70MM Inc, a wholly-owned subsidiary of the Company. As discussed under “Performance-Based Incentive Compensation” above, awards under the Management Bonus Plan are made based on achievement of corporate objectives and a qualitative evaluation of individual performance. The Compensation Committee, with respect to the Co-CEOs and the Co-CEOs, with respect to the other Named Executive Officers, then make a qualitative assessment of the individuals’ performance.

Named Executive Officers’ Long-Term Incentive Compensation

In connection with evaluating compensation for 2007, the Company also considered the need to use incentives to retain the continuing members of the management team, the importance of promoting the continuity of the management team to face the continued challenges facing the Company, and to help solidify existing and new members of management into a high-performance team. Moreover, the Compensation Committee and the Co-CEOs believe that long-term incentive awards are important to preserving the continuity of executive leadership during important and strategic times, such as the Company’s current transition to digital projection technology. The Compensation Committee and the Company concluded that grants of stock options and SARs with service based vesting conditions were the most appropriate vehicles for providing forward-looking incentives and retention to the continuing members of management.

To ensure significant retention value, the grants do not vest and will not be exercisable prior to the dates indicated in notes to the table below, absent an intervening event such as a change of control of the Company.

To determine the appropriate level of grant, the Company considered each executive’s current position with and expected ongoing contribution to the Company, as well as the executive’s prior compensation levels and equity awards. The Company determined that the size of the awards should bear a reasonable relationship to past compensation opportunities in order to reflect each individual’s relative value to the Company going forward and provide substantial retention value. Additionally, the Company focused on the key terms of the grants to ensure they are appropriately forward looking and aspirational. Following these discussions and in consideration of the key terms of the awards, the following grants were approved for the Named Executive Officers in 2007:

					Grant Date
					Fair Value of
		Stock Option	SARs		Stock Option/
Name and Principal Position of		Grants	Awards		SARs Awards
Named Executive Officer	Grant Date	(#)	(#)		($)

Richard L. Gelfond	February 15, 2007		300,000	(1)	756,000
Co-Chairman & Co-CEO	December 31, 2007		600,000	(2)	1,698,000

Bradley J. Wechsler	February 15, 2007		300,000	(1)	756,000
Co-Chairman & Co-CEO	December 31, 2007		600,000	(2)	1,698,000

Joseph Sparacio	June 13, 2007	75,000			108,000
Executive Vice President & CFO

Edward MacNeil	December 31, 2007	25,000			55,750
Chief Financial Officer

Greg Foster	December 31, 2007		300,000	(3)	678,000
Chairman & President, Filmed Entertainment

Robert D. Lister	December 31, 2007		120,000	(4)	256,800
Senior Executive Vice President & General Counsel	December 31, 2007		60,000	(5)	135,600

David B. Keighley	December 31, 2007	30,000			66,900
Executive Vice President & President,
David Keighley Productions 70MM Inc.

(1)	These SARs were granted pursuant to the one-year renewal of the Named Executive Officer’s employment agreement until December 31, 2007, as described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”. The SARs became exercisable in two equal installments of 150,000 on each of February 15, 2007 and December 31, 2007.

(2)	These SARs were granted pursuant to the two-year renewal of the Named Executive Officer’s employment agreement until December 31, 2009, as described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”. The SARs become exercisable in four equal installments of 150,000 on each of June 30, 2008; December 31, 2008; June 30, 2009; and December 31, 2009.

(3)	These SARs were granted pursuant to the renewal of Mr. Foster’s employment agreement for an additional two-year term, as described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”. The SARs become exercisable in two equal installments of 150,000 on each of July 1, 2009 and July 1, 2010.

(4)	These SARs were granted pursuant to the renewal of Mr. Lister’s employment agreement for an additional two-year term, as described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”. The SARs become exercisable in two equal installments of 60,000 on each of December 31, 2008 and December 31, 2009.

(5)	These SARs were granted to Mr. Lister, in connection with a long-term incentive grant as described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”. The SARs become exercisable in five installments: 6,000 on December 31, 2008; 9,000 on December 31, 2009; 12,000 on December 31, 2010; 15,000 on December 31, 2011; and 18,000 on December 31, 2012.

Additional Factors Considered

In determining the compensation of the Co-CEOs outlined above, the Compensation Committee recognized in particular the strong progress achieved on the Company’s three major strategic initiatives in 2007: the Company’s introduction of a joint revenue sharing arrangement model for use by its commercial multiplex customer base; the development of the Company’s new IMAX® Digital projection system; and securing access to prominent film content from major Hollywood studios. The Board of Directors recognized these three initiatives as being crucial to the Company’s long-term operational and financial success. For the year 2007, the Company signed 110 joint revenue sharing arrangement agreements, the equivalent of more than three times the number of theater agreements the Company signed for all of 2006. In addition, the development of the Company’s IMAX® Digital system has proceeded ahead of schedule and under budget, and the Company’s film slate broke numerous IMAX box office records in 2007.

The Compensation Committee believes that long-term incentive compensation, including stock options and SARs, are the most effective vehicles to provide the Co-CEOs with a stake in the potential reward of their efforts, as the actual compensation realized from such awards is dependent on the Company’s stock price performance over time. The Compensation Committee believes this creates a stronger linkage with shareholders’ interests than base salary. Hence, while the Co-CEOs have received equity-based long-term incentive awards in recent years, they have not received a raise since their base salary was reduced to $500,000 in 1997.

In determining the compensation of the other Named Executive Officers, the Company recognized: Mr. Sparacio’s efforts in connection with increasing stability to the Company’s financial controls and procedures and further improving the smooth flow of information to and from and throughout the Finance Department since succeeding Mr. MacNeil as Chief Financial Officer in August 2007; Mr. MacNeil’s efforts as interim Chief Financial Officer in helping lead the Company through its 2007 restatement as contained in its 2006 10-K and 10K/A; Mr. Foster’s role in overseeing the Company’s most successful year in terms of film performance in its history; Mr. Lister’s efforts in helping the Company handle numerous regulatory and legal matters in 2007; and Mr. Keighley’s role in ensuring the quality control of the most prominent Hollywood film slate the Company has ever released.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Circular.

The foregoing Compensation Committee Report, dated April 28, 2008, has been furnished by all members of the Compensation Committee: Messrs. Girvan (Chairman), Braun, Copland, Leebron and Utay, all independent members of the Board of Directors.

SUMMARY COMPENSATION TABLE

The table below sets forth, for the period indicated, the compensation paid or granted by the Company to the individuals who served during 2006 and 2007 as Chief Executive Officers, Chief Financial Officers and the three most highly compensated executive officers of the Company, other than the Chief Executive Officers and the Chief Financial Officers, who were serving as executive officers as of December 31, 2007 (collectively, the “Named Executive Officers”).

											Change in
							Stock		Option		Pension		All Other
Name and Principal Position of	Year ended		Salary		Bonus		Awards(1)		Awards(1)		Value		Compensation		Total
Named Executive Officer	December 31		($)		($)		($)		($)		($)		($)		($)

Richard L. Gelfond	2007		500,000		375,000	(2)	244,800	(3)	791,367	(4)	1,244,650	(5)	25,339	(6)	3,181,156
Co-Chairman & Co-CEO	2006		500,000		150,000		(7)		37,383		(8)		34,640		722,023

Bradley J. Wechsler	2007		500,000		375,000	(2)	244,800	(3)	791,367	(4)	26,349	(9)	28,432	(10)	1,965,948
Co-Chairman & Co-CEO	2006		500,000		150,000		(7)		37,383		(11)		39,429		726,812

Joseph Sparacio	2007	(12)	215,385		125,000	(2)	n/a		18,255	(13)	n/a		n/a	(14)	358,640
Executive Vice President & CFO	2006		n/a		n/a		n/a		n/a		n/a		n/a		n/a

Edward MacNeil	2007	(15)	311,754	(16)	100,512	(16)	n/a		11,203	(17)	n/a		37,042	(18)	460,511
Chief Financial Officer	2006		225,000		45,000		n/a		15,359		n/a		27,920		313,279

Greg Foster	2007		700,000		375,000	(2)	n/a		159,960	(19)	n/a		209,161	(20)	1,444,121
Chairman & President, Filmed	2006		658,846		375,000		n/a		217,262		n/a		n/a		1,251,108
Entertainment

Robert D. Lister	2007		402,270		350,000	(21)	n/a		111,034	(22)	n/a		151,059	(23)	1,014,363
Senior Executive Vice President &	2006		364,783		150,000		n/a		135,201		n/a		32,084		682,068
General Counsel

David B. Keighley	2007		329,509		275,000		n/a		22,230	(24)	n/a		33,955	(25)	660,694
Executive Vice President & President,	2006		320,758		245,000		n/a		29,635		n/a		n/a		595,393
David Keighley Productions 70MM Inc.

(1)	As required by SEC rules, the “Stock Awards” and “Option Awards” columns in this Summary Compensation Table reflect the aggregate expense (with no reductions for expected forfeitures) recognized in the Company’s financial statements, in accordance with SFAS 123R, for the specified fiscal year for all of the Named Executive Officers’ outstanding stock and option awards, regardless of when they were granted. These amounts are also included in the “Total” column. As a result, the amounts in these columns are significantly affected by accounting rules relating to the timing of expense recognition for stock-based compensation and may be more or less than the value of the awards granted by the Company for performance in the specified fiscal year. These amounts should be reviewed in conjunction with the notes to this Summary Compensation Table. As a consequence of these rules, the recorded expense for individual employees may differ significantly depending on their personal circumstances, and this may have an impact on the amounts reported in this Summary Compensation Table for individual Named Executive Officers.

(2)	This amount was paid under annual incentive arrangements that the Company has with the Named Executive Officer, as detailed below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”.

(3)	This amount reflects the increase in fair value of the Phantom Stock granted in 2000. See note 15(c) to the audited consolidated financial statements in item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for the assumptions used to calculate the fair value of the Phantom Stock Awards.

(4)	This reflects the amount expensed under SFAS 123R for all SARs and options. The SARs were granted in 2007 in connection with the one-year renewal of the Named Executive Officer’s employment agreements until December 31, 2007 and subsequently with the two-year renewal to December 31, 2009, as described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”. The SARs vest in installments of 150,000 on each of February 15, 2007, December 31, 2007, June 30, 2008, December 31, 2008, June 30, 2009 and December 31, 2009. See note 15(c) to the audited consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for the assumptions used to calculate the fair value of the SARs. In 2007, the Named Executive Officer agreed to cancel 75,000 stock options in exchange for no consideration.

(5)	The Company’s SERP is an unfunded U.S. defined benefit pension plan covering its two Co-CEOs which was established in 2000. The SERP provides for a lifetime retirement benefit from age 55, determined as 75% of the member’s best average 60 consecutive months of earnings over the member’s employment history. The benefits were 50% vested as at July 2000, the SERP initiation date. The vesting percentage increases on a straight-line basis from inception until age 55. The actuarial present value of Mr. Gelfond’s accumulated benefit under the SERP at December 31, 2007 increased by $1,244,650, as compared to December 31, 2006, primarily due to Mr. Gelfond’s benefits under the SERP (which was established in 2000) continuing to vest during 2007. Mr. Gelfond’s SERP benefits were 82% vested on December 31, 2006 increasing to approximately 87% vested on December 31, 2007. See note 22(a) to the audited consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(6)	This amount reflects (i) $360 for the payment by the Company of life insurance premiums on the life of Mr. Gelfond, (ii) $4,500 for contributions to the Company’s defined contribution pension plans, and (iii) $20,479 for personal use of a Company provided automobile.

(7)	The fair value of the Phantom Stock Awards decreased by $264,000 in 2006 and is not reflected in the sum reported in the “Total” column.

(8)	The actuarial present value of Mr. Gelfond’s accumulated benefit under the SERP at December 31, 2006 decreased by $1,370,911, as compared to December 31, 2005, primarily due to an amendment to the SERP in March 2006 which reduced certain benefits payable to Mr. Gelfond. See note 22(a) to the audited consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(9)	The Company’s SERP is an unfunded U.S. defined benefit pension plan covering its two Co-CEOs which was established in 2000. The SERP provides for a lifetime retirement benefit from age 55, determined as 75% of the member’s best average 60 consecutive months of earnings over the member’s employment history. The benefits were 50% vested as at July 2000, the SERP initiation date. The vesting percentage increases on a straight-line basis from inception until age 55. The actuarial present value of Mr. Wechsler’s accumulated benefit under the SERP at December 31, 2007 increased by $26,349, as compared to December 31, 2006, primarily due to changes in the actuarial assumptions used to calculate the accumulated benefit under the SERP. Mr. Wechsler’s SERP benefits were 100% vested in 2006. See note 22(a) to the audited consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(10)	This amount reflects (i) $360 for the payment by the Company of life insurance premiums on the life of Mr. Wechsler, (ii) $4,500 for contributions to the Company’s defined contribution pension plans, and (iii) $23,572 for personal use of a Company provided automobile.

(11)	The actuarial present value of Mr. Wechsler’s accumulated benefit under the SERP at December 31, 2006 decreased by $2,697,286, as compared to December 21, 2005, primarily due to an amendment to the SERP in March 2006 which reduced certain benefits payable to Mr. Wechsler. See note 22(a) to the audited consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(12)	During the fiscal year ended December 31, 2007, Mr. Sparacio served as Chief Financial Officer from August 10 to December 31.

(13)	This amount reflects the amount expensed under SFAS 123R related to stock options that were granted during 2007 pursuant to Mr. Sparacio’s employment agreement, as described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”. See note 15(c) to the audited consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for the assumptions used to calculate the fair value of the stock options.

(14)	Perquisites and other personal benefits for Mr. Sparacio did not exceed $10,000.

(15)	During the fiscal year ended December 31, 2007, Mr. MacNeil served as interim Chief Financial Officer from January 1 to August 10.

(16)	Mr. MacNeil’s 2007 salary and bonus compensation was earned in Canadian dollars. The Canadian compensation values have been converted to and reported in U.S. dollars using the Bank of Canada noon rate for the last day of the month preceding an actual payment date.

(17)	This amount reflects the amount expensed under SFAS 123R related to stock options that were granted to Mr. MacNeil. See note 15(c) to the audited consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for the assumptions used to calculate the fair value of the stock options.

(18)	This amount reflects (i) $715 for the payment by the Company of life insurance premiums on the life of Mr. MacNeil, (ii) $15,802 for contributions to the Company’s defined contribution pension plans, (iii) $12,445 for allowance for personal automobile use and (iv) $8,080 paid in 2007 as consideration for the cancellation of options granted in 2005.

(19)	This amount reflects the amount expensed under SFAS 123R related to SARs and option granted. The SARS were granted in 2007 in connection with the renewal of Mr. Foster’s employment agreement for an additional two year term until July 1, 2010, as described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”. The SARs vest in installments of 150,000 on each of July 1, 2009 and July 1, 2010. See note 15(c) to the audited consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for the assumptions used to calculate the fair value of the SARs and options.

(20)	This amount reflects (i) $3,160 for the payment by the Company of life insurance premiums on the life of Mr. Foster, (ii) $4,500 for contributions to the Company’s defined contribution pension plans, (iii) $8,001 for allowance for personal automobile use and (iv) $193,500 paid in 2007 as consideration for the cancellation of options granted in 2006.

(21)	This amount includes amounts paid under annual incentive and retention bonus arrangements that the Company has with Mr. Lister, as described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”, together with an additional bonus paid in connection with work performed during 2007.

(22)	This amount reflects the amount expensed under SFAS 123R for all SARs and options. The SARs were granted in 2007 in connection with the renewal of Mr. Lister’s employment agreement for an additional two year term until January 1, 2010 and a long-term incentive grant, as described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”. The SARs vest in installments of 66,000 on December 31, 2008, 69,000 on December 31, 2009, 12,000 on December 31, 2010, 15,000 on December 31, 2011 and 18,000 on December 31, 2012. See note 15(c) to the audited consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for the assumptions used to calculate the fair value of the SARs and options.

(23)	This amount reflects (i) $360 for the payment by the Company of life insurance premiums on the life of Mr. Lister, (ii) $4,500 for contributions to the Company’s defined contribution pension plans, (iii) $27,099 for personal use of Company provided automobile and (iv) $119,100 paid in 2007 as consideration for the cancellation of options granted in 2005 and 2006.

(24)	This amount reflects the amount expensed under SFAS 123R related to stock options that were granted to Mr. Keighley. See note 15(c) to the audited consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for the assumptions used to calculate the fair value of the stock options.

(25)	This amount reflects (i) $360 for the payment by the Company of life insurance premiums on the life of Mr. Keighley, (ii) $4,500 for contributions to the Company’s defined contribution pension plans, (iii) $7,560 for allowance for personal automobile use and (iv) $21,535 paid in 2007 for consideration for the cancellation of options granted in 2005 and 2006.

The material terms of the Named Executive Officers’ employment agreements are described below under “Employment Agreements and Potential Payments upon Termination of Change-in-Control”.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information relating to grants of stock options or SARs made to Named Executive Officers during the fiscal year ended December 31, 2007 under any plan, including awards that subsequently have been transferred.

		All Other Option Awards:		Exercise or	Grant Date
		Number of Securities		Base Price of	Fair Value of SARs
		Underlying Options		Option Awards	and Option Awards
Name	Grant Date	(#)		($/Sh)(1)	($)

Richard L. Gelfond	Feb. 15, 2007	300,000	(2)(3)	4.34	756,000	(4)
Co-Chairman & Co-CEO	Dec. 31, 2007	600,000	(2)(5)	6.86	1,698,000	(4)

Bradley J. Wechsler	Feb. 15, 2007	300,000	(2)(3)	4.34	756,000	(4)
Co-Chairman & Co-CEO	Dec. 31, 2007	600,000	(2)(5)	6.86	1,698,000	(4)

Joseph Sparacio	June 13, 2007	75,000	(6)(7)	4.16	108,000	(8)
Executive Vice President & CFO

Edward MacNeil	Dec 31, 2007	25,000	(6)(9)	6.86	55,750	(8)
Chief Financial Officer

Greg Foster	Dec. 31, 2007	300,000	(2)(10)	6.86	678,000	(4)
Chairman & President, Filmed Entertainment

Robert D. Lister	Dec. 31, 2007	120,000	(2)(11)	6.86	256,800	(4)
Senior Executive	Dec. 31, 2007	60,000	(2)(12)	6.86	135,600	(4)
Vice President
& General Counsel

David B. Keighley	Dec 31, 2007	30,000	(6)(13)	6.86	66,900	(8)
Executive Vice President & President, David Keighley Productions 70MM Inc.

(1)	Options and SARs are not priced below the NASDAQ closing market price. Pursuant to the Company’s SOP, which governs the pricing of stock options and SARs, the price will not be less than 100% of the Fair Market Value per Common Share on the date of grant. Fair Market Value of a Common Share on a given date refers to the higher of the closing price of a Common Share on such date (or the most recent trading date if such date is not a trading date) on the NASDAQ, the TSX and such national exchange, as may be designated by the Company’s Board of Directors.

(2)	Grant of SARs. The SARs entitle the Named Executive Officer to receive cash from the Company for any increase in the Fair Market Value of the Common Shares from the date of grant to the date of exercise of the SARs.

(3)	These SARs were granted pursuant to the Named Executive Officer’s employment agreement, as described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”. The SARs became exercisable in two equal installments of 150,000 on each of February 15, 2007 and December 31, 2007.

(4)	See note 15(c) to the audited consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for the assumptions used to calculate the fair value of the SARs.

(5)	These SARs were granted pursuant to the Named Executive Officer’s employment agreement, as described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”. The SARs become exercisable in four equal installments of 150,000 on each of June 30, 2008; December 31, 2008; June 30, 2009; and December 31, 2009.

(6)	Grant of stock options. The stock options entitle the Named Executive Officer to purchase one Common Share for each option.

(7)	These options were granted pursuant to Mr. Sparacio’s employment agreement, as described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”. The stock options become exercisable in five installments: 7,500 on May 14, 2008; 11,250 on May 14, 2009; 15,000 on May 14, 2010; 18,750 on May 14, 2011; and 22,500 on May 14, 2012.

(8)	See note 15(c) to the audited consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for the assumptions used to calculate the fair value of the stock options.

(9)	The stock options become exercisable in five installments: 2,500 on December 31, 2008; 3,750 on December 31, 2009; 5,000 on December 31, 2010; 6,250 on December 31, 2011; and 7,500 on December 31, 2012.

(10)	These SARs were granted pursuant to Mr. Foster’s employment agreement, as described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”. The SARs become exercisable in two equal installments of 150,000 on each of July 1, 2009 and July 1, 2010.

(11)	These SARs were granted pursuant to Mr. Lister’s employment agreement, as described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”. The SARs become exercisable in two equal installments of 60,000 on each of December 31, 2008 and December 31, 2009.

(12)	These SARs were granted to Mr. Lister, as described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”. The SARs become exercisable in five installments: 6,000 on December 31, 2008; 9,000 on December 31, 2009; 12,000 on December 31, 2010; 15,000 on December 31, 2011; and 18,000 on December 31, 2012.

(13)	The stock options become exercisable in five installments: 3,000 on December 31, 2008; 4,500 on December 31, 2009; 6,000 on December 31, 2010; 7,500 on December 31, 2011; and 9,000 on December 31, 2012.

The material terms of the Named Executive Officers’ employment agreements are described below under “Employment Agreements and Potential Payments upon Termination of Change-in-Control”.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information relating to unexercised options and SARs for each Named Executive Officer outstanding as of December 31, 2007.

Option Awards

	Number of Securities		Number of Securities
	Underlying		Underlying		Option
	Unexercised Options		Unexercised Options		Exercise	Option
	(#)		(#)		Price	Expiration
Name	Exercisable		Unexercisable		($)	Date

Richard L. Gelfond	100,000	(1)	Nil		3.51	February 28, 2009
Co-Chairman & Co-CEO	532,000	(1)	Nil		4.85	April 23, 2012
	68,000	(1)	Nil		7.00	June 5, 2012
	450,000	(1)	Nil		5.24	June 3, 2014
	300,000	(2)	Nil		4.34	February 15, 2017
	Nil		600,000	(2)(3)	6.86	December 31, 2017

Bradley J. Wechsler	100,000	(1)	Nil		3.51	February 28, 2009
Co-Chairman & Co-CEO	532,000	(1)	Nil		4.85	April 23, 2012
	68,000	(1)	Nil		7.00	June 5, 2012
	450,000	(1)	Nil		5.24	June 3, 2014
	300,000	(2)	Nil		4.34	February 15, 2017
	Nil		600,000	(2)(3)	6.86	December 31, 2017

Joseph Sparacio
Executive Vice President & CFO	Nil		75,000	(1)(4)	4.16	June 13, 2014

Edward MacNeil	4,000	(1)	Nil		3.04	April 16, 2008
Chief Financial Officer	8,250	(1)	Nil		7.45	August 14, 2010
	4,500	(1)	5,500	(1)(5)	5.59	June 24, 2011
	Nil		25,000	(1)(6)	6.86	December 31, 2014

Greg Foster	17,500	(1)	Nil		3.41	March 19, 2011
Chairman & President, Filmed	25,000	(1)	Nil		2.99	February 11, 2009
Entertainment	75,000	(1)	Nil		3.98	March 19, 2009
	100,000	(1)	Nil		4.83	September 6, 2009
	50,000	(1)	Nil		4.60	March 18, 2010
	150,000	(1)	Nil		6.89	November 1, 2011
	Nil		300,000	(2)(7)	6.86	December 31, 2017

Robert D. Lister	25,000	(1)	Nil		2.99	February 11, 2009
Senior Executive Vice President &	15,000	(1)	Nil		4.15	August 15, 2009
General Counsel	51,250	(1)	Nil		7.45	August 14, 2010
	24,750	(1)	30,250	(1)(8)	5.59	June 24, 2011
	Nil		180,000	(2)(9)	6.86	December 31, 2014

David B. Keighley	5,000	(1)	Nil		7.45	August 14, 2010
Executive Vice President & President,	5,250	(1)	8,250	(1)(10)	5.59	June 24, 2011
David Keighley Productions 70MM Inc	Nil		30,000	(1)(11)	6.86	December 31, 2014

(1)	Stock options outstanding as at December 31, 2007.

(2)	SARs outstanding as at December 31, 2007.

(3)	150,000 of these SARs vest on each of June 30, 2008, December 31, 2008, June 30, 2009 and December 31, 2009.

(4)	7,500 of these options vest on May 14, 2008; 11,250 on May 14, 2009; 15,000 on May 14, 2010; 18,750 on May 14, 2011; and 22,500 on May 14, 2012.

(5)	2,500 of these options vest on June 24, 2008 and 3,000 on June 24, 2009.

(6)	2,500 of these options vest on December 31, 2008; 3,750 on December 31, 2009; 5,000 on December 31, 2010; 6,250 on December 31, 2011; and 7,500 on December 31, 2012.

(7)	150,000 of these SARs vest on each of July 1, 2009 and July 1, 2010.

(8)	13,750 of these options vest on June 24, 2008 and 16,500 on June 24, 2009.

(9)	66,000 of these SARs vest on December 31, 2008, 69,000 on December 31, 2009, 12,000 on December 31, 2010, 15,000 on December 31, 2011; and 18,000 on December 31, 2012.

(10)	3,750 of these options vest on June 24, 2008 and 4,500 on June 24, 2009.

(11)	3,000 of these options vest on December 31, 2008; 4,500 on December 31, 2009; 6,000 on December 31, 2010; 7,500 on December 31, 2011; and 9,000 on December 31, 2012.

All stock options in the “Outstanding Equity Awards” table were granted under the SOP as described above in “Compensation Discussion and Analysis – Long-Term Incentive Compensation”. Not included are options granted in 2005 and 2006 that were subsequently cancelled by the Company.

All SARs in the “Outstanding Equity Awards” table were granted under the Named Executive Officers’ individual employment agreements or other agreements as described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control”.

OPTIONS EXERCISED

The following table sets forth information relating to each exercise of stock options or SARs during the fiscal year ended December 31, 2007 for each of the Named Executive Officers on an aggregated basis.

Option Awards

	Number of Shares	Value
	Acquired on Exercise	Realized on Exercise
Name	(#)	($)

Richard L. Gelfond	Nil	Nil
Co-Chairman & Co-CEO

Bradley J. Wechsler	Nil	Nil
Co-Chairman & Co-CEO

Joseph Sparacio	Nil	Nil
Executive Vice President & CFO

Edward MacNeil	Nil	Nil
Chief Financial Officer

Greg Foster	Nil	Nil
Chairman & President, Filmed Entertainment

Robert D. Lister	35,000	127,050
Senior Executive Vice President & General Counsel

David B. Keighley	Nil	Nil
Executive Vice President & President,
David Keighley Productions 70MM Inc.

PENSION BENEFITS

The following table sets forth information relating to each defined benefit pension plan that provides for payments or other benefits at, following, or in connection with retirement, as of December 31, 2007.

		Number of	Present Value of
		Years of	Accumulated	Payments During
		Credited Service	Benefits	Last Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

Richard L. Gelfond	Supplemental Executive Retirement Plan	6.5	12,111,996	Nil
Co-Chairman & Co-CEO

Bradley J. Wechsler	Supplemental Executive Retirement Plan	6.5	16,181,831	Nil
Co-Chairman & Co-CEO

(1)	See note 22(a) to the audited consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for the assumptions used to calculate the present value of accumulated benefits.

The Company’s SERP is an unfunded U.S. defined benefit pension plan covering its two Co-CEOs which was established in 2000. The SERP provides for a lifetime retirement benefit from age 55, determined as 75% of the member’s best average 60 consecutive months of earnings over the member’s employment history. The benefits were 50% vested as at July 2000, the SERP initiation date. The vesting percentage increases on a straight-line basis from inception until age 55. As of December 31, 2007, Mr. Wechsler’s benefits under the SERP were 100% vested while Mr. Gelfond’s benefits were approximately 87% vested. Further descriptions of the SERP and the Company’s defined contribution plans are summarized above under “Compensation Discussion and Analysis – Retirement and Pension Plans”.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS
UPON TERMINATION OR CHANGE-IN-CONTROL

Messrs. Gelfond and Wechsler
Co-Chairman & Co-Chief Executive Officers

On November 3, 1998, the Company entered into renewal employment agreements (the “1998 Agreements”) with each of Messrs. Gelfond and Wechsler, the Co-CEOs. Under the 1998 Agreements, each Co-CEO is to perform services with respect to the Company’s business as may be reasonably requested from time to time by the Board of Directors and which are consistent with his position as Co-CEO. In addition, the Company is to use its best efforts to cause the Co-CEOs to be elected to the Board of Directors. In addition, a provision contained in their original employment agreements, dated March 1, 1994, was continued, whereby each Co-CEO is also entitled to receive, upon a sale of the Company, a cash bonus (“Sale Bonus”) in an amount equal to the product of (a) 0.375% and (b) the amount by which the sale or liquidation transaction imputes an equity value in excess of Canadian $150,000,000 to the Common Shares originally issued by the Company (on a fully diluted basis but excluding the Common Shares issued upon the conversion of the Class B convertible preferred shares of the Company formerly outstanding which were converted into Common Shares on June 16, 1994 and the Common Shares issuable upon the exercise of warrants owned by each of Messrs. Gelfond and Wechsler). As of December 31, 2007, the Sale Bonus was estimated by the Company to be between $151,296 and $376,259, depending upon the equity assumptions used in the relevant calculations. Under the 1998 Agreements, the Company is to equalize the Co-CEOs to the taxes which each of the Co-CEOs would have paid had he earned his employment compensation and paid taxes thereon solely in the United States. The employment agreements also contain non-competition provisions.

On July 12, 2000, the Company entered into amendments to the employment agreements with each of the Co-CEOs (the “2000 Amendments”). Pursuant to the 2000 Amendments, the Co-CEOs were each granted 180,000 restricted shares which, in the event that regulatory or shareholder approval is not obtained, are deemed phantom stock, all of which are fully vested. 80,000 of the phantom stock granted to each Co-CEOs remain outstanding. Under the 2000 Amendments, the Company agreed to create a defined benefit plan, to provide retirement benefits for the Co-CEOs, see “Compensation Discussion and Analysis – Retirement and Pension Plans” above for a description of the Supplemental Executive Retirement Plan, the SERP. The Company agreed to maintain health benefits for the Co-CEOs until they become eligible for Medicare and, thereafter, the Company will provide Medicare supplement coverage as selected by the Co-CEO. The 2000 Amendments further provide for the extension of the Co-CEOs’ non-competition covenants to four years beyond termination of employment and for the agreement by the Co-CEOs to consult with the Company for three years following the end of their employment with the Company.

The Company entered into amendments and renewal agreements with each of the Co-CEOs between 2001 and 2006. On March 8, 2006, the Company entered into amendments to the employment agreements with each of the Co-CEOs (the “2006 Amendments”). The 2006 Amendments provide that each of the Co-CEOs would be paid a base salary of $500,000 for 2006 and be considered for a bonus payable in 2007 based upon performance to December 31, 2006, with a guaranteed bonus of $750,000 paid for 2006 in the event of a change of control of the Company. Pursuant to the 2006 Amendments, on March 10, 2006, the Co-CEOs were each granted 75,000 options to purchase Common Shares, which options were subsequently cancelled by the Company on June 13, 2007 for no consideration. In addition, pursuant to the 2006 Amendments, if there was a change of control of the Company on or before March 10, 2008, the Co-CEOs would have each received an incentive bonus equal to the product of (a) 225,000 and (b) the difference between the closing price of the Company’s Common Shares upon such change of control and the closing price of the Company’s Common Shares on March 10, 2006 (The closing price on March 10, 2006 was $10.69). This incentive bonus has since expired. The 2006 Amendments provide that if a Co-CEO’s employment is terminated without cause prior to the end of the employment term, or if his agreement is not renewed, the Company must continue to pay the Co-CEO his annual salary and bonus for twelve months. In conjunction with the 2006 Amendments, the Co-CEOs and the Company agreed to amend the SERP as more fully described above in “Compensation Discussion and Analysis – Retirement and Pension Plans”.

On February 15, 2007, the Company entered into amendments to the employment agreements with each of the Co-CEOs, which extended their respective employment terms through December 31, 2007 (the “2007 Amendments”). The 2007 Amendments provided that each of the Co-CEOs would continue to be paid a base salary of $500,000 for 2007 and be considered for a bonus based upon performance to December 31, 2007. Pursuant to the 2007 Amendments, if a Co-CEO’s employment is terminated without cause prior to the end of the term, he shall be entitled to no less than a pro-rata portion of his median bonus target (i.e. one times salary). Pursuant to the 2007 Amendments, the Co-CEOs were each granted 300,000 SARs, which entitle each Co-CEO to receive cash from the Company for any increase in the Fair Market Value of the Common Shares from the Fair Market Value thereof on February 15, 2007 to the date of exercise of the SARs; 50% of the SARs vested immediately and 50% vested on December 31, 2007. The SARs expire on February 15, 2017, and vesting accelerates on a change of control of the Company. The Company has the right but not the obligation to cancel at any time all, or from time to time any part, of the SARs and to replace the cancelled SARs with stock options, or at the Company’s discretion, restricted shares.

On December 31, 2007, the Company entered into amendments to the employment agreements with each of the Co-CEOs, which extended their respective employment terms through December 31, 2009. These amendments provide that each of the Co-CEOs will: (i) continue to be paid a base salary of $500,000 per year, (ii) be considered for a bonus based upon performance during the years ending December 31, 2008 and 2009, and (iii) be granted 600,000 SARs, which entitle each Co-CEO to receive cash from the Company equal to any increase in the Fair Market Value of the Common Shares from the Fair Market Value thereof on December 31, 2007 to the date of exercise of the SARs; 150,000 of the SARs vest on each of June 30, 2008, December 31, 2008, June 30, 2009 and December 31, 2009, the SARs expire on December 31, 2017, and vesting accelerates on a change of control of the Company. The Company has the right but not the obligation to cancel at any time all, or from time to time any part, of the SARs and to replace the cancelled SARs with stock options. The restrictive covenants, including non-competition provisions, of the Co-CEOs’ existing employment agreements, as well as other provisions not modified by the amendments, remain in force.

If either Mr. Gelfond’s or Mr. Wechsler’s employment had been terminated without cause as of December 31, 2007, they would have been entitled to receive estimated payments of $17,956,605 and $17,388,416, respectively. These amounts include lump sum payments for salary and bonus, payments under the SERP, and provision of health benefits.

If either Mr. Gelfond or Mr. Wechsler elected voluntary retirement as of December 31, 2007, they would have been entitled to the provision of health benefits and estimated lump sum payments under the SERP of $14,794,199 and $16,367,831, respectively.

If there had been a change of control and either Mr. Gelfond’s or Mr. Wechsler’s employment had been terminated involuntarily as of December 31, 2007, they would have been entitled to receive estimated lump sum payments of $19,827,628 and $20,079,456, respectively. These amounts include lump sum payments for salary and bonus, payments under the SERP, and provision of health benefits, but not the Sale Bonus under the 1998 Agreements. For each Co-CEO, such Sale Bonus is estimated by the Company to be between $151,296 and $376,259, depending upon the equity assumptions used in the relevant calculations.

If there had been a change of control and either Mr. Gelfond or Mr. Wechsler had elected voluntary retirement as of December 31, 2007, they would have been entitled to the provision of health benefits and estimated payments under the SERP of $16,671,272 and $18,777,043, respectively under the SERP. Each Co-CEO would also be entitled to receive the Sale Bonus in an amount as estimated above.

Mr. Sparacio
Chief Financial Officer

On March 31, 2007, the Company entered into an employment agreement with Mr. Sparacio for a two-year term commencing on May 14, 2007. Under the agreement, Mr. Sparacio will receive an annual salary of $350,000, which is subject to annual review. The agreement further provides that Mr. Sparacio is entitled to participate in the Management Bonus Plan, and receive a guaranteed bonus of $100,000 with respect to the year ending December 31, 2007. In addition, on June 13, 2007, Mr. Sparacio received a grant of 75,000 options to purchase Common Shares in accordance with the SOP, which options shall vest as to 10% on May 14, 2008, 15% on May 14, 2009, 20% on May 14, 2010, 25% on May 14, 2011 and 30% on May 14, 2012. These options will expire on May 14, 2017. If Mr. Sparacio’s employment is terminated without cause prior to the end of the employment term, the Company must continue to pay Mr. Sparacio his annual base salary and benefits for (i) the greater of the remainder of his employment term and six months, or (ii) the greater of the remainder of his employment term and twelve months following a change of control, subject to mitigation by Mr. Sparacio. In the event of a change of control, Mr. Sparacio is also entitled to receive his target bonus during his severance period. The agreement contains restrictive covenants, including confidentiality and non-competition covenants.

If Mr. Sparacio’s had been terminated without cause as of December 31, 2007, he would have been entitled to receive an estimated payment of $632,307. This amount includes salary, guaranteed bonus, perquisites and provision of benefits (all subject to mitigation), in either the form of continuance or lump sum at the election of the Company.

If there had been a change of control and Mr. Sparacio’s employment had been terminated without cause as of December 31, 2007, he would have been entitled to receive an estimated payment of $700,745. This amount includes salary, target bonus, perquisites and provision of benefits (all subject to mitigation), in either the form of continuance or lump sum at the election of the Company.

Mr. MacNeil
Senior Vice President, Finance

On August 21, 2006, the Company appointed Mr. MacNeil as Chief Financial Officer, on an interim basis. On November 6, 2006, the Company and Mr. MacNeil entered into an employment arrangement which provided that during his service as interim Chief Financial Officer, Mr. MacNeil would receive an annualized salary of Cdn$345,000 and a guaranteed bonus of Cdn$50,000, with respect to the year ending December 31, 2006. Mr. MacNeil was appointed Senior Vice President, Finance in August 2007 when Mr. Sparacio assumed the role of Chief Financial Officer.

If Mr. MacNeil’s employment had been terminated without cause as at December 31, 2007, he would have been entitled to receive an estimated payment of $285,213. This amount includes continuance or lump sum payment of salary, guaranteed bonus, perquisites, and provision of benefits. If Mr. MacNeil resigned as of December 31, 2007, he would have been entitled to receive Cdn$25,000 for the guaranteed bonus for 2007.

If there had been a change of control and Mr. MacNeil’s employment had been terminated without cause as of December 31, 2007, he would have been entitled to receive an estimated payment of $285,213. This amount includes continuance or lump sum payment of salary, guaranteed bonus, retention bonus, perquisites and provision of benefits.

Mr. Foster
Chairman & President, Filmed Entertainment

On March 9, 2006, the Company entered into an employment agreement with Mr. Foster, which replaced Mr. Foster’s previous employment agreement with the Company. Under the agreement, Mr. Foster’s employment term was extended to June 30, 2008, and Mr. Foster receives an annual salary of $700,000, subject to annual review. The agreement further provides that Mr. Foster is entitled to receive a minimum annual bonus of 50% of his base salary for the years ending December 31, 2006 and December 31, 2007, and a prorated bonus for the year ending December 31, 2008. In addition, if there is a change of control of the Company on or before March 10, 2008, Mr. Foster would have received an incentive bonus equal to the product of (a) 75,000 and (b) the difference between the closing price of the Company’s Common Shares upon such change of control and the closing price of the Company’s Common Shares on March 10, 2006 (The closing price on March 10, 2006 was $10.69.), which would have been paid out in either a lump-sum or three installments, depending upon certain events. Pursuant to the agreement, Mr. Foster was granted 225,000 options to purchase Common Shares on March 10, 2006, which options were subsequently cancelled by the Company on June 13, 2007 for an aggregate consideration of $193,500. All outstanding options held by Mr. Foster become immediately exercisable in the event of both a change of control and certain other enumerated events. If these events occurred on December 31, 2007, Mr. Foster would not have received any benefit as the Fair Market Value of the Common Shares under option on that date was less than the exercise price. The agreement further provides that Mr. Foster is entitled to a life insurance policy in the amount of $5,000,000 during the term of his employment. If Mr. Foster’s employment is terminated without cause prior to the end of the employment term, the Company must continue to pay Mr. Foster his annual base salary, minimum bonus and benefits for the greater of the remainder of his employment term and six months.

On December 31, 2007, the Company entered into an amended employment agreement with Mr. Foster, which extended Mr. Foster’s employment term through July 1, 2010. The amendment provides that Mr. Foster will: (i) be paid a minimum bonus of $425,000 in respect of each of the 2008 and 2009 fiscal years, and (ii) be granted 300,000 SARs, which entitle Mr. Foster to receive cash from the Company equal to any increase in the Fair Market Value of the Common Shares from the Fair Market Value on December 31, 2007 to the date of exercise of the SARs; 150,000 of the SARs vest on each of July 1, 2009 and July 1, 2010, the SARs expire on December 31, 2017, and vesting accelerates on a change of control of the Company. The amendment extends the date by which Mr. Foster is eligible for an incentive bonus upon the change of control of the Company to March 10, 2009. The incentive bonus is equal to the product of (a) 50,000 and (b) the difference between the closing price of the Company’s Common Shares upon such change of control and the closing price of the Company’s Common Shares on March 10, 2006 ($10.69), which will be paid out in either a lump-sum or three installments, depending upon certain events. The restrictive covenants, including confidentiality and non-competition provisions, of Mr. Foster’s existing employment agreement, as well as other provisions not modified by the amendment, remain in force.

If Mr. Foster’s employment had been terminated without cause as of December 31, 2007, he would have been entitled to receive an estimated payment of $2,172,475. This amount includes salary continuance and bonus (both subject to mitigation), perquisites, and provision of benefits.

If there had been a change of control and Mr. Foster’s employment had been terminated without cause as of December 31, 2007, he would have been entitled to receive an estimated payment of $2,170,175. This amount includes salary continuance and bonus (both subject to mitigation), perquisites, and provision of benefits.

Mr. Lister
Senior Executive Vice President & General Counsel

On May 17, 1999, the Company and Mr. Lister entered into an employment agreement. The agreement provides that Mr. Lister is entitled to participate in the Management Bonus Plan and contains restrictive covenants, including confidentiality and non-competition covenants.

On August 21, 2000, the Company entered into an agreement with Mr. Lister, under which Mr. Lister is entitled to receive a retention bonus of $107,500 in the event that Mr. Lister’s employment is terminated without cause within two years of the completion of a change of control.

On April 4, 2001, the Company entered into an amendment to the employment agreement with Mr. Lister. The amendment provided that if Mr. Lister’s employment is terminated without cause prior to the end of the employment term, or his agreement is not renewed, the Company must continue to pay Mr. Lister his annual salary, target bonus, and benefits for the greater of the remainder of his employment term and twelve months, subject to mitigation by Mr. Lister.

On January 1, 2004, the Company entered into an amendment to the employment agreement with Mr. Lister, under which Mr. Lister’s employment term was extended until June 30, 2006. The amendment provided for an annual salary of $275,000, subject to an annual review.

On February 14, 2006, the Company entered into an amendment to the employment agreement with Mr. Lister, under which Mr. Lister’s employment term was extended until January 1, 2008. The amendment provided for an annual salary of $365,700 and, effective January 1, 2007, an annual salary of $402,270. Pursuant to the amendment, Mr. Lister was granted 50,000 options to purchase Common Shares on February 20, 2006, which options were subsequently cancelled by the Company on June 13, 2007 for an aggregate consideration of $58,500. The amendment provided that if Mr. Lister’s employment is terminated without cause prior to the end of the employment term, or if his agreement is not renewed, the Company must continue to pay Mr. Lister his annual salary, target bonus, and benefits for the greater of the remainder of his employment term and either 12 or 18 months, depending upon whether there was a change of control. The amendment also provided that upon the occurrence of certain events Mr. Lister shall have no obligation to mitigate payments made to him upon the termination of his employment and/or non-renewal of his agreement.

On October 5, 2006, the Company entered into an amendment to the employment agreement with Mr. Lister providing for a retention bonus of $150,000 if Mr. Lister is not terminated for cause and does not resign prior to December 31, 2007. In addition, the amendment provides for severance, including annual salary, target bonus, and benefits, to be payable to Mr. Lister upon his departure after the occurrence of certain events, including the failure of the current Co-CEOs to continue in their positions and/or a change of control of the Company, provided that Mr. Lister remains with the Company for a defined period thereafter.

On December 31, 2007, the Company entered into an amendment to the employment agreement with Mr. Lister, under which Mr. Lister’s employment term was extended until January 1, 2010. The amendment provides that Mr. Lister will: (i) receive an annual salary of $442,497 which is, thereafter, subject to his performance review in 2009, and (ii) be granted 120,000 SARs, which entitle Mr. Lister to receive cash from the Company equal to any increase in the Fair Market Value of the Common Shares from the Fair Market Value on December 31, 2007 to the date of exercise of the SARs; 60,000 of the SARs vest on each of December 31, 2008 and December 31, 2009, the SARs expire on December 31, 2017, and vesting accelerates on a change of control of the Company. In addition, on December 31, 2007, the Company entered into an agreement to grant Mr. Lister 60,000 SARs, which entitle Mr. Lister to receive cash from the Company equal to any increase in the Fair Market Value of the Common Shares from the Fair Market Value thereof on December 31, 2007 to the date of exercise of the SARs. The SARs vest in five installments as follows: 6,000 on December 31, 2008; 9,000 on December 31, 2009; 12,000 on December 31, 2010; 15,000 on December 31, 2011; and 18,000 on December 31, 2012. The SARs expire on December 31, 2017, and vesting accelerates on a change of control of the Company. The restrictive covenants, including confidentiality and non-competition provisions, of Mr. Lister’s existing employment agreements, as well as other provisions not modified by the amendment, remain in force.

If Mr. Lister’s employment had been terminated without cause as of December 31, 2007, he would have been entitled to receive an estimated payment of $652,535. This amount includes salary, bonus, retention bonus, perquisites, and provision of benefits (all subject to mitigation under certain circumstances), in either the form of continuance or lump sum at the election of the Company.

If there had been a change of control as of December 31, 2007, Mr. Lister would have received a payment of $75,000 in connection with a retention bonus.

If there had been a change of control and Mr. Lister’s employment had been terminated without cause as of December 31, 2007, he would have been entitled to receive an estimated payment of $1,051,224. This amount includes salary, bonus, retention bonuses, perquisites and provision of benefits.

Mr. Keighley
Executive Vice President & President, David Keighley Productions 70MM Inc.

On July 15, 1997, the Company, David Keighley Productions 70MM Inc. (formerly 70MM Inc.) (“DKP/70MM”), a wholly-owned subsidiary of the Company and Mr. Keighley entered into an employment agreement (the “1997 Agreement”). The agreement was for a five-year term and provided for an annual base salary, annual bonus, and additional bonus of 10% of any excess of DKP/70MM audited profit before taxes over an enumerated pre-tax profit threshold. Under the agreement, Mr. Keighley has agreed to restrictive covenants, including confidentiality and non-competition covenants. The agreement provides that the employment of Mr. Keighley may be terminated at any time for cause or without cause. The 1997 Agreement terminated on July 15, 2002, however Mr. Keighley has continued to be employed by the Company.

If Mr. Keighley’s employment had been terminated without cause as of December 31, 2007, he would have been entitled to compensation under applicable law.

If there had been a change of control and Mr. Keighley’s employment had been terminated without cause as of December 31, 2007, he would have been entitled to compensation under applicable law.

COMPENSATION OF DIRECTORS

Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and Committees of the Board of Directors. In addition, the independent members of the Board of Directors of the Company receive Cdn$20,000 per year (or may elect to receive options to purchase Common Shares in lieu of this payment) plus Cdn$1,500 for each meeting of the Board attended in person or by telephone and Cdn$1,200 for each Committee of the Board meeting attended in person or by telephone. The Chairman of the Audit Committee receives Cdn$8,000 per year. In addition, each of the directors who are not also employees of the Company are granted options annually to purchase 8,000 Common Shares, in accordance with the SOP, at an exercise price equal to the Fair Market Value of the Common Shares on the date of grant which vest on the date of grant and expire on the earlier of the date which is two years after the termination of the optionee’s service as a director of the Company or seven years after the date of the grant. This policy has been reviewed by the Corporate Governance Committee at which time the Committee reviewed director compensation data for companies of a comparable size. This data was compiled by the Company’s management from public sources and was reported to the Committee. Using such information, the Committee formulated a recommendation to the Board of Directors and the final decision was made by the Board of Directors.

The following table sets forth information relating to the compensation of the directors for the fiscal year ended December 31, 2007.

	Fees Earned or	Option	All Other
	Paid in Cash	Awards	Compensation	Total
Name	($)(1)	($)(2)	($)	($)

Neil S. Braun	57,903	14,320(3)	Nil	72,223

Kenneth G. Copland	42,499	18,867(4)	Nil	61,366

Garth M. Girvan	48,730	14,320(3)	Nil	63,050

David W. Leebron	36,403	18,867(4)	Nil	55,270

Marc A. Utay	47,494	14,320(3)	Nil	61,814

(1)	Meeting fees are generally earned in Canadian dollars. The Canadian compensation values have been converted to and reported in U.S. dollars using the Bank of Canada noon rate for the last day of the month preceding an actual payment date.

(2)	As required by SEC rules, the amounts in the “Option Awards” column reflect the aggregate expense in accordance with SFAS 123R (with no reductions for expected forfeitures) recognized in the Company’s financial statements for the specified fiscal year for all of the Board of Directors’ outstanding option awards, regardless of when they were granted. These amounts are also included in the “Total” column. As a result, the amounts in these columns are significantly affected by accounting rules relating to the timing of expense recognition for stock-based compensation and may be more or less than the value of the awards granted by the Company for performance in the specified fiscal year. These amounts should be reviewed in conjunction with the notes to this table.

(3)	The grant date fair value of the option awards granted to directors in 2007 computed in accordance with SFAS 123R is $11,200.

(4)	The grant date fair value of the option awards granted to directors in 2007 computed in accordance with SFAS 123R is $21,688.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2007, Mr. Girvan served as Chairman of the Compensation Committee. The Compensation Committee is currently composed of Messrs. Girvan (Chairman), Braun, Copland, Leebron and Utay, all Independent Directors. All compensation and renewal of employment decisions for the Co-CEOs in 2006 and 2007 were made by either the Compensation Committee or the Independent Directors acting as the Compensation Committee.

The law firm of McCarthy Tétrault LLP, of which Mr. Girvan, a director of the Company, is a senior partner, provided legal services to the Company on several matters in 2007 and is continuing to provide legal services in 2008. In 2007, the Company paid McCarthy Tétrault approximately $1.3 million in respect of legal services.

Clarion Capital Partners, LLC (“Clarion”), of which Mr. Utay, a director of the Company, is the Managing Partner, has subleased office space from the Company since 2002. In April 2007, the annual rent was raised from $120,000 to $186,179. Such rental amount, when calculated on a per square foot basis, is equal to the rent payable by the Company for the space occupied by Clarion pursuant to the Company’s underlying lease. In 2007, Clarion paid the Company $169,634 in connection with rent and paid a one-time fee of $70,513 with respect to office services from 2002 through March 2007. Clarion is now invoiced on a monthly basis for office services. In 2007, Clarion paid $26,176 in connection with the use of certain office services.

During the fiscal year ended December 31, 2007, no executive officer of the Company served on compensation committees or boards of directors of any other entities that had or have had one or more of its executive officers serving as a member of the Company’s Compensation Committee or Board of Directors.

CORPORATE GOVERNANCE

Over the last several years, there have been extensive regulatory changes based on reforms arising out of the Sarbanes-Oxley Act of 2002 (“SOX”), the reforms of the SEC, the listing requirements of the NASDAQ and Canadian disclosure regulations. With the Common Shares listed on NASDAQ and the TSX, the Company reviews its governance policies and practices against these standards under the direction of its Board of Directors. This Circular describes the Company’s various governance practices with reference to the Canadian securities legislation and, where applicable, with NASDAQ Listing Standards and Marketplace Rules.

Director Independence

A director is determined to be independent when he or she meets the requirements of Rule 4200(a)(15) of the NASDAQ Marketplace Rules and Section 1.4 of Multilateral Instrument 52-110 (an “Independent Director”). The following five board members are Independent Directors: Messrs. Braun, Copland, Girvan, Leebron and Utay. The remaining directors, Messrs. Gelfond and Wechsler, are executives of the Company. All members of the Compensation Committee and Audit Committee are considered “independent” under such committee’s independence standards. In the event any transaction or agreement is proposed in respect of which a director or executive officer has a material interest, the director or executive officer will recuse himself from voting on that matter and remove himself from the meeting while the transaction at issue is being considered by the Board of Directors.

Nomination Process

The Board of Directors has constituted a Nominating Committee for the purpose of identifying and recommending candidates for election to the Board of Directors. Such candidates are then nominated for election by a majority of Independent Directors. The Nominating Committee evaluates potential new candidates for the Board of Directors on an ongoing basis in light of opportunities and risks facing the Company and the competencies, skills and personal qualities that are desirable to add value to the Company and to contribute to the effective governance of the Company. Candidates are identified from a number of sources including recommendations from Board members, management, shareholders and others. The Nominating Committee will consider any nominee recommended by a shareholder under the same criteria as any other potential nominee. The Company may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company.

Board of Directors’ Mandate

The Board of Directors operates under a written mandate adopted by the Company’s Board of Directors. A copy of the Board of Directors’ Charter is available at www.imax.com and at www.sedar.com or upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary.

Meetings of the Board of Directors and its Committees

During the fiscal year ended December 31, 2007, the Board of Directors held 15 meetings. The Audit Committee held 17 meetings; the Nominating Committee held one meeting; the Compensation Committee held one meeting; and no meetings were held by the Corporate Governance Committee or the Option Committee. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the Board on which such director served during the fiscal year ended December 31, 2007. The Independent Directors are given the opportunity to hold executive sessions (where non-independent directors and members of management are not in attendance) at all regularly scheduled Board meetings. A total of eight such executive sessions of the Board of Directors were held in 2007.

The following directors attended the following number of board meetings during the fiscal year ended December 31, 2007:

Richard L. Gelfond	14/15	Kenneth Copland	15/15	David Leebron	15/15
Bradley J. Wechsler	15/15	Garth Girvan	13/15	Marc Utay	13/15
Neil S. Braun	14/15

All of the members of the Audit Committee are Independent Directors and hold in camera sessions where non-independent directors and members of management are not in attendance at least once each fiscal quarter. A total of seven such in camera sessions were held in 2007.

The Co-Chairmen of the Board of Directors are Richard L. Gelfond and Bradley J. Wechsler, both of whom are also Co-Chief Executive Officers and are non-independent directors. The Board of Directors does not have a lead director. Any Independent Director wishing to meet with the other Independent Directors is free to contact the other Board members at any time. In addition, the Independent Directors are given the opportunity to meet without the non-independent directors at every regularly scheduled meeting. Each committee of the Board of Directors is made up of and chaired exclusively by Independent Directors.

While the Company encourages directors to attend its annual meeting of shareholders, it has no formal policy concerning such attendance. Five of seven directors attended last year’s annual meeting of shareholders.

Committees of the Board

The Board of Directors has delegated some of its duties to five specific committees of the Board: Audit Committee, Compensation Committee, Corporate Governance Committee, Option Committee and the Nominating Committee. Each of these committees and their respective chairs are appointed annually by the Board of Directors and have a written mandate which sets out its principal duties and responsibilities.

Audit Committee

The Board of Directors has established the Audit Committee for the purpose of overseeing the accounting and financial reporting processes of the Company and auditing of the financial statements of the Company. The Audit Committee is currently composed of Messrs. Copland (Chairman), Braun and Leebron, who meet the independence and other requirements of the applicable NASDAQ Marketplace Rules. Each committee member has experience with various businesses and professions, which are relevant to their understanding of the accounting principles used by the Company in preparing its financial statements and to their understanding of the general applications of such accounting principles in connection with the accounting for estimates, accruals and reserves. These experiences have been with companies, businesses and professional organizations presenting a breadth and level of complexity of accounting issues generally comparable to those reasonably expected to be raised by the Company’s financial statements and have provided them with an understanding of internal controls and procedures for financial reporting. The Board of Directors has determined that Mr. Copland, who meets the standards for independence for audit committee members, qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee operates under a written mandate adopted by the Company’s Board of Directors. A current copy of the Audit Committee Charter is available at www.imax.com or upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary. The information in the preceding sentence shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “1933 Act”), or the Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee meets with the external auditors of the Company, both with and without management present, to review the Company’s accounting policies, its quarterly and year-end financial statement information and their presentation, and significant financial issues which may arise for the Company.

Compensation Committee

The Compensation Committee is responsible for setting objectives for the Co-CEOs, assessing their performance on a periodic basis and recommending compensation arrangements to the Board of Directors. The Compensation Committee operates under a written mandate adopted by the Company’s Board of Directors. A current copy of the Compensation Committee Charter is available at www.imax.com or upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary. In 2006, the Compensation

Committee was composed of Messrs. Girvan and Michael Fuchs, both Independent Directors. Mr. Fuchs did not stand for re-election to the Board of Directors at the annual meeting of shareholders on April 12, 2006. From April 12, 2006 to September 10, 2007 the duties and responsibilities of the Compensation Committee were performed by the Independent Directors, including the determination of the bonus to be paid to each of the Co-CEOs in respect to 2006 and the renewal of the employment agreements of the Co-CEOs in February 2007. In September 2007, Messrs. Girvan (Chairman), Braun, Copland, Leebron and Utay were appointed to the Compensation Committee. The Compensation Committee made recommendations to the Board of Directors with respect to the renewal of the employment agreements of the Co-CEOs in December 2007 as well as the bonus to be paid to each of the Co-CEOs in respect to 2007.

Corporate Governance Committee

The Corporate Governance Committee is currently composed of Messrs. Leebron (Chairman), Girvan and Utay, all Independent Directors. The Corporate Governance Committee is responsible for monitoring and evaluating the Company’s compliance with regard to the regulations enacted in connection with SOX and Canadian securities legislation; monitoring and evaluating compliance with the Company’s articles, by-laws and governance agreements; monitoring and evaluating the Company’s corporate policies and practices, with particular attention to the Company’s disclosure and trading policies; and monitoring the effectiveness of the Board of Directors in the discharge of its general oversight responsibilities. The Corporate Governance Committee operates under a written mandate adopted by the Company’s Board of Directors. A current copy of the Corporate Governance Committee Charter is available at www.imax.com or upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary.

Option Committee

The Option Committee is currently composed of Messrs. Utay (Chairman) and Girvan, both Independent Directors. The Option Committee is responsible for performing the functions required of it under the SOP, including the grant of options to Participants under the SOP, from time to time, subject to guidelines determined by the Company’s human resources department and the Compensation Committee. The Option Committee enacts written resolutions from time to time authorizing the grant of stock options.

Nominating Committee

The Nominating Committee is currently composed of Messrs. Leebron (Chairman), Braun and Copland, all Independent Directors. The Nominating Committee is responsible for identifying and recommending candidates for election to the Board of Directors. The Nominating Committee evaluates potential new candidates for the Board of Directors on an ongoing basis in light of opportunities and risks facing the Company and the competencies, skills and personal qualities that are desirable to add value to the Company and to contribute to the effective governance of the Company. The Nominating Committee operates under a written mandate adopted by the Company’s Board of Directors. A current copy of the Nominating Committee Charter is available at www.imax.com or upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary.

Orientation and Education

The Company has developed and implemented orientation materials and procedures for new directors. In this regard, a Board of Directors Manual is provided to all new Board members. New directors also have access to fellow directors and senior management and are invited to attend orientation sessions as necessary. Reports, materials and presentations relating to the Company’s business are provided to the Board of Directors on a periodic basis.

Board Self-Assessment

Annually, each director and committee member completes a self-evaluation questionnaire. The input is summarized on a confidential basis and reviewed with the Corporate Governance Committee. The Chair of that Committee reports the findings to the full Board. Any agreed upon improvements are implemented as applicable.

Written Position Descriptions

The Board of Directors has not developed written position descriptions for the Chair of the Board or of the Chair of each Committee, however it is responsible for the appointment of each Chair of a Board Committee. The Board of Directors and Committees of the Board each operate within written mandates established and periodically reviewed by the

Board of Directors. The Chair of each committee is responsible for reporting on the activities of that committee to the full Board on a periodic basis.

The Board of Directors has not developed written position descriptions for the Co-CEOs. The Board of Directors and the Co-CEOs develop, on an annual basis, detailed written corporate objectives and parameters in which the Co-CEOs operate the business of the Company. The Board of Directors is also responsible for annually evaluating the Co-CEOs against these objectives.

CODE OF ETHICS

The Company has a Code of Ethics applicable to all employees, including the Company’s Co-CEOs, Chief Financial Officer and Controller and all other persons performing similar functions, and all directors and consultants. A copy of the Code of Ethics is available, without charge, at www.imax.com or upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary. Any amendments to, or waivers of, the Code of Ethics which specifically relate to any financial professional will be disclosed promptly following the date of such amendment or waiver at www.imax.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director or executive officer of the Company, or any security holder of record as of the date of this Circular who owned, of record or to the Company’s knowledge, more than 5% of the Company’s outstanding Common Shares, or any member of such person’s immediate family, had any material interest, direct or indirect, in any transaction during the last fiscal year, or since the commencement of the current fiscal year, in any completed or proposed transaction, except for the following:

The law firm of McCarthy Tétrault LLP, of which Mr. Girvan, a director of the Company, is a senior partner, provided legal services to the Company on several matters in 2007 and is continuing to provide legal services in 2008. In 2007, the Company paid McCarthy Tétrault approximately $1.3 million in respect of legal services.

Clarion Capital Partners, LLC, of which Mr. Utay, a director of the Company, is the Managing Partner, has subleased office space from the Company since 2002. In April 2007, the annual rent was raised from $120,000 to $186,179. Such rental amount, when calculated on a per square foot basis, is equal to the rent payable by the Company for the space occupied by Clarion pursuant to the Company’s underlying lease. In 2007, Clarion paid the Company $169,634 in connection with rent and paid a one-time fee of $70,513 with respect to office services from 2002 through March 2007. Clarion is now invoiced on a monthly basis for office services. In 2007, Clarion paid $26,176 in connection with the use of certain office services.

Patricia Keighley is the spouse of David Keighley who is an executive officer of the Company. Ms. Keighley has been employed as the Vice President and General Manager of David Keighley Productions 70MM Inc., a wholly-owned subsidiary of the Company, since February 1988. Ms. Keighley received compensation of approximately $147,238 in respect of 2007.

Registration Rights Agreements

The Company, Wasserstein Perella Partners, L.P., Wasserstein Perella Offshore Partners, L.P., WPPN, Inc., and the Michael J. Biondi Voting Trust (collectively “WP”), and Messrs. Gelfond and Wechsler entered into a registration rights agreement (the “Registration Rights Agreement”) dated as of February 9, 1999, which carried forward the corresponding provisions of the June 16, 1994 shareholders’ agreement, and pursuant to which each of Messrs. Gelfond and Wechsler have certain rights to cause the Company to use its best efforts to register their securities under the 1933 Act. Messrs. Gelfond and Wechsler are entitled to make two such demand registrations. Messrs. Gelfond and Wechsler also have unlimited piggyback rights to register their securities under the Registration Rights Agreement whenever the Company proposes to register any securities under the 1933 Act, other than the registration of securities pursuant to an initial public offering or the registration of securities on Form S-4 or S-8 under the 1933 Act or filed in connection with an exchange offer or an offering of securities solely to the Company’s existing shareholders. Numerous provisions of the Registration Rights Agreement terminated in 2002, when WP ceased to be a shareholder of the Company.

Messrs. Gelfond and Wechsler, and certain shareholders of the Company entered into another shareholders’ agreement on January 3, 1994 as amended on March 1, 1994 which includes, among other things, registration rights, tag along rights and drag along rights.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

On a regular basis, the Company requires its directors, nominees for director, and executive officers to identify to the Board of Directors, transactions and/or relationships which could constitute a transaction with a related person as defined in Item 404(a) of Regulation S-K. For any potential transaction in which a director, executive officer or other related person would have a material interest, such transaction is reviewed, in advance, by the Company’s General Counsel and Chief Compliance Officer to ensure compliance with the Company’s Code of Ethics and to evaluate the disclosure requirements under Item 404(a) of Regulation S-K. In addition, in the event any transaction or agreement occurs in respect of which a director or executive officer has a material interest, the director or executive officer must recuse himself from voting on that matter and remove himself from the meeting while the transaction at issue is being considered by the Board of Directors. The minutes of the Board of Directors’ meeting would reflect the nature of the interest disclosed and the fact of the recusal.

AUDITOR INDEPENDENCE

PricewaterhouseCoopers LLP (“PwC”) are the principal independent accountants of the Company. PwC, or one of its predecessors, have been the auditors of the Company for more than five years.

Audit Fees

For professional services rendered by PwC for the audit of the Company’s financial statements, audit of internal control over financial reporting, and review of the quarterly financial statements included in the Company’s Form 10-Ks and 10-Qs and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements in respect of the fiscal year ended December 31, 2007, PwC billed the Company $1,930,000 (2006 – $2,752,000). In addition, PwC billed $521,000 for work associated with the Form 10-K/A for the fiscal year ended December 31, 2006 and the Form 10-Q/A’s for the fiscal quarters ended March 31, 2007 and June 30, 2007.

Audit-Related Fees

For professional services rendered by PwC for assurance and related services that are reasonably related to the performance of the audit or review of financial statements and which includes consultations concerning financial accounting and reporting standards and review of regulatory matters in respect of the fiscal year ended December 31, 2007, PwC billed the Company $1,117,000 (2006 – $391,000).

Tax Fees

For professional services rendered by PwC for preparation of tax returns for certain of the Company’s foreign subsidiaries, and partnerships, including related tax advice, in respect of the fiscal year ended December 31, 2007, PwC billed the Company $104,000 (2006 – $35,000).

All Other Fees

PwC did not bill the Company for services rendered in respect of the fiscal year ended December 31, 2007 (2006 – nil), other than the services described above.

Audit Committee’s Pre-Approval Policies and Procedures

Section 10A(i)(1) of the Exchange Act and related SEC rules require that all audit and permissible non-audit services to be performed by a company’s principal accountants be approved in advance by the Audit Committee of the Board of Directors, subject to a de minimis exception set forth in the SEC rules (the “De Minimis Exception”). Pursuant to Section 10A(i)(3) of the Exchange Act and related SEC rules, the Audit Committee has established procedures by which the Audit Committee may pre-approve such services. The pre-approval is detailed as to the particular service or category of services to be rendered. None of the audit-related or non-audit services described above were performed pursuant to the De Minimis Exception.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2007.

The Audit Committee meets privately with PwC on a periodic basis and PwC has unrestricted access to the Audit Committee. The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2007 with senior management. The Audit Committee has discussed with PwC the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards), which include, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and related entities) and has discussed with PwC their independence from the Company. Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC and the Company’s Annual Information Form for the fiscal year ended December 31, 2007.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the 1933 Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

The foregoing Report of the Audit Committee, dated April 28, 2008, has been furnished by Messrs. Copland, Braun and Leebron as members of the Audit Committee of the Board of Directors.

APPOINTMENT OF AUDITORS

At the Meeting, the shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP, Chartered Accountants, as auditors of the Company to hold office until the close of the next annual meeting of shareholders at a remuneration rate to be fixed by the Board of Directors.

Representatives of PwC are expected to be present at the Meeting and to be available to respond to appropriate questions and to make statements as they desire.

Shareholders will be asked to approve the appointment by ordinary resolution, which requires that a majority of the votes cast at the Meeting be in favour of the resolution. Voting “Withhold” is the equivalent to voting “Abstain”. In the absence of any instruction on the accompanying Proxy, it is the intention of the persons named by management in the Proxy to vote the Common Shares represented by the Proxy in favour of the resolution.

AMENDMENTS TO THE STOCK OPTION PLAN

The purpose of the Company’s Stock Option Plan, the SOP, is to attract, retain and motivate directors, officers, key employees and consultants of the Company and its subsidiaries and to provide such persons with incentives and awards for superior performance. Under the SOP, options may be granted to employees and consultants of the Company and any of its subsidiaries, to directors of the Company who are not also employees and to persons who have agreed to commence serving in any such capacity within 90 days of the date of grant of an option. Options are granted at the fair market value of the Company’s Common Shares at the time of grant of the options. Options may be for terms of not more than 10 years and may not be assigned.

Proposed Amendments

The Board of Directors have approved the amendments to the SOP set forth in the Amended & Restated SOP attached to this Circular as Appendix A, which includes the amendments described below, with such amendments to be subject to the approval of the shareholders.

Amendment Procedures

Effective June 30, 2007, TSX issuers with ”general amendment” provisions in their stock option and other security based compensation plans were no longer able to make amendments to those plans and outstanding awards under those plans, including amendments considered to be of a ”housekeeping” nature, without shareholder approval. The SOP contains a ”general amendment” provision. The TSX has advised issuers such as the Company to clarify when shareholder approval for amendments to its compensation plans will not be required.

Accordingly, the proposed amendment to the SOP provides that the Board of Directors has the power to make amendments to the SOP and outstanding awards without the approval of the shareholders, other than certain amendments described below. Examples of the amendments which could be made by the Board of Directors include changes to the provisions dealing with the vesting or exercise of awards under the SOP, changes to the administrative provisions and changes to clarify or correct ambiguous provisions. However shareholder approval is required to approve any amendment to the SOP or any outstanding award which:

(i)	reduces the exercise price of an award held by an insider;

(ii)	extends the term of an award held by an insider, except as otherwise provided under “Blackout Periods” below; or

(iii)	increases the number of Common Shares reserved under the SOP.

Blackout Periods

The TSX has expressly recognized that blackout periods imposed by issuers are good corporate governance practice and that issuers, their insiders and employees should not be penalized for maintaining such practices. This proposed amendment to the SOP addresses the situation where an award that would otherwise expire during or immediately following a blackout period imposed by the Company by providing that the award will continue to be exercisable until the tenth business day following the expiration of the blackout period.

Number of Options Available under the Stock Option Plan

As options are granted and exercised under the SOP, the total number of Common Shares available for issuance upon the exercise of options decreases. As of December 31, 2007, 5,908,080 Common Shares are subject to outstanding options granted under the SOP, and 929,077 Common Shares remain available under the SOP for additional option grants. In order to maintain the Company’s flexibility to use options to attract, retain and motivate eligible Participants and to continue to meet the compensation objectives of the Board of Directors and the Compensation Committee, the Board of Directors has concluded that the options available for grant under the SOP need to be replenished to accommodate grants anticipated over the coming years. The Company wishes to increase the maximum number of Common Shares available for option grants. The Company has determined that it is preferable to state the maximum number of options available under the SOP at any time as a percentage of the issued and outstanding Common Shares of the Company. Therefore, the Company seeks to amend the SOP to provide that the maximum number of Common Shares issuable subject to options under the SOP shall not exceed 20% of the issued and outstanding Common Shares. In addition, in order to retain flexibility under the SOP, the Company wishes to include a further amendment to provide that any exercises or surrenders under the SOP of options granted would make new grants available under the SOP, resulting in a “reloading” of the SOP up to this maximum percentage of the issued and outstanding Common Shares.

Other Amendments

Certain other amendments of a more technical nature are proposed in light of the experience of the Company under the SOP and changes in regulatory requirements and lessened restrictions. In particular, the TSX no longer requires that the SOP contain express limitations on the percentage of options which may be granted to insiders. However, as Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, continues to require that the SOP include a limitation on the number of options which may be granted to certain Participants, the Board of Directors has approved the removal of the existing restrictions from the SOP and has directed that a general limitation be included on the issuance of options in any calendar year to any one Participant of 4 million options.

Amendments to Outstanding Options

In approving the amendments to the SOP, the Board of Directors also approved the amendment of all outstanding options granted under the SOP to accord with the SOP as amended, provided that the shareholders approve those amendments. The other terms and conditions of outstanding options, including vesting, exercise price and term remain unchanged.

Shareholder Approval

At the Meeting, the shareholders will be asked to approve amendments to the SOP. The amendments to the SOP require the approval of shareholders by ordinary resolution, which must be approved by a majority of the votes cast at the Meeting or on the resolution (see Appendix A). If approved by the holders of Common Shares the amendments to the SOP will become effective immediately. In the absence of any instruction on the accompanying Proxy, it is the intention of the persons named by management in the Proxy to vote the Common Shares represented by the Proxy in favour of the resolution.

AVAILABLE INFORMATION

The Company makes available free of charge its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K as soon as reasonably practicable after the such filing has been made with the SEC. Reports are available at www.imax.com or by calling investor relations at 212-821-0100. Additional information relating to the Company is available at www.sedar.com. Financial information is provided in the Company’s comparative financial statements and MD&A for its most recently completed financial year.

APPROVAL BY BOARD OF DIRECTORS

The contents and the sending of this Proxy Circular and Proxy Statement to each shareholder entitled to receive notice of the Meeting, to each director and to the auditors of the Company have been approved by the Board of Directors.

DATED at Mississauga, Ontario, Canada, April 28, 2008.

“G. Mary Ruby”
G. MARY RUBY
Executive Vice President, Corporate Services
and Corporate Secretary

APPENDIX A
IMAX CORPORATION

RESOLVED that Stock Option Plan of the Company be amended and restated as follows:

AMENDED & RESTATED STOCK OPTION PLAN

1.	Purpose

The purposes of the IMAX Stock Option Plan (the “Plan”) are to attract, retain and motivate directors, officers, key employees and consultants of the Company and its Subsidiaries and to provide to such persons incentives and awards for superior performance.

2.	Definitions

As used in this Plan the following terms have the following meanings:

“Agreement” has the meaning set forth in Section 6 below.

“Award” means an Option.

“Blackout Period” means any period during which a policy of the Company prevents an Insider from trading in the Common Shares.

“Board” means the Board of Directors of the Company.

“Cause” means a termination of the Participant’s employment with the Company or one of its Subsidiaries (a) for “cause” as defined in an employment agreement applicable to the Participant, or (b) in the case of a Participant who does not have an employment agreement that defines “cause”, because of: (i) any act or omission that constitutes a material breach by the Participant of any of his obligations under his employment agreement with the Company or one of its Subsidiaries or the applicable Agreement; (ii) the continued failure or refusal of the Participant to substantially perform the duties reasonably required of him as an employee of the Company or one of its Subsidiaries; (iii) any wilful and material violation by the Participant of any law or regulation applicable to the business of the Company or one of its Subsidiaries, or the Participant’s conviction of a felony, or any wilful perpetration by the Participant of a common law fraud; or (iv) any other wilful misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Subsidiaries.

“Change of Control” means an event or series of events where any person, or group of persons acting in concert, not including Bradley J. Wechsler and Richard L. Gelfond, acquire greater than fifty percent (50%) of the outstanding Common Shares of the Company whether by direct or indirect acquisition or as a result of a merger, reorganization or sale of substantially all of the assets of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means a committee of the Board comprised of at least two directors selected by the Board to administer the Plan.

“Common Share” means a share of common stock, no par value, of the Company.

“Company” means IMAX Corporation, a corporation organized under the laws of Canada.

“Date of Grant” means the date specified by the Board or the Committee on which an Award shall become effective (which date shall not be earlier than the date on which the Board or the Committee takes action with respect thereto).

The “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of a Common Share on a given date means the higher of the closing price of a Common Share on such date (or the most recent trading date if such date is not a trading date) on Stock Exchanges.

“Insider” means any person who is a director or an officer of the Company or any Subsidiary, or who is directly or indirectly the beneficial owner of, or who exercises control or direction, more than 10% of total Common Shares issued by the Company.

“Option” means the right to purchase a Common Share upon exercise of a stock option granted pursuant to the Plan.

“Option Price” means the purchase price per Common Share payable on exercise of an Option, as determined by the Committee in its sole discretion (subject to the terms of the Plan) and as set forth in the applicable Agreement.

“Participant” means a person to whom an Award is to be made under the Plan and who is at the time of such Award an employee or consultant of the Company, or any of its Subsidiaries, or a person who is a director of the Company or any of its Subsidiaries and who is not also an employee of the Company or any of its Subsidiaries at the Date of Grant, or a person who has agreed to commence serving in any such capacity within 90 days of the Date of Grant, or any personal holding corporation controlled by any such person, the shares of which are held directly or indirectly by such person or such person’s spouse, minor children or minor grandchildren, or any registered retirement savings plan or registered educational savings plan for the sole benefit of any such person.

“Permanent Disability” means a physical or mental disability or infirmity of the Participant that prevents the normal performance of substantially all his duties as an employee of the Company or any Subsidiary, which disability or infirmity shall exist for any continuous period of 180 days within any twelve-month period.

“Stock Exchanges” means one or more, as the context requires, of the NASDAQ Global Market, the Toronto Stock Exchange and such securities exchange, if any, as may be designated by the Board, from time to time.

“Subsidiary” means any corporation or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all voting securities or other voting interests in such entity.

“Vested Options” means, as of any date, Options which by their terms are exercisable on such date.

3.	Administration of the Plan

(a)	The Plan shall be administered, and Awards shall be granted hereunder, by the Board or by or under the authority of the Committee. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

(b)	The interpretation and construction by the Committee of any provision of the Plan or of any Agreement, and any determination by the Committee pursuant to any provision of this Plan or of any Agreement shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

4.	Shares Available Under Plan

The maximum number of Common Shares which may be issued upon the exercise of Options granted under the Plan is 20% of the issued and outstanding Common Shares, subject to adjustment as provided in Section 10. Such Common Shares may be shares previously issued or treasury shares or a combination of the foregoing. Any Common Shares which are subject to Options which have been exercised, have expired or which have been surrendered without being exercised in full shall again be available for issuance under this Plan, resulting in a “reloading” of the Plan up to this maximum percentage of issued and outstanding Common Shares.

5.	Limitations on Certain Grants

Section 162(m) of the Code requires that the Plan include a limitation on the number of Options which may be granted to certain Participants. The Board or Committee may, from time to time and upon such terms and conditions as it may determine, grant Options to Participants provided, however, the maximum number of Options intended to qualify for exemption under Section 162(cm) of the Code that may be awarded to any Participant in any calendar year shall not exceed 4,000,000.

6.	Agreement

The terms and conditions of each Option shall be embodied in a written agreement (the “Agreement”) in a form approved by the Committee which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference. Options granted under the Plan shall comply with the following terms and conditions:

(a)	Each Agreement shall specify the number of Common Shares for which Options have been granted.

(b)	Each Agreement shall specify the Option Price, which shall not be less than 100% of the Fair Market Value per Common Share on the Date of Grant.

(c)	Each Agreement shall specify that the Option Price shall be payable in cash or by cheque acceptable to the Company or by a combination of such methods of payment.

(d)	Successive grants may be made to the same Participant whether or not any Options previously granted to such Participant remain unexercised.

(e)	Each Agreement shall specify the applicable vesting schedule and the effective term of the Option. In the event of a termination of a Participant’s employment by reason of death or Permanent Disability, 50% of such Participant’s Options shall become Vested Options if such Options were less than 50% vested at the time of such termination.

(f)	Options granted under the Plan are not intended to qualify as “incentive stock options” within the meaning of Section 422A of the Code.

(g)	No Option issued prior to June 18, 2008 shall be exercisable more than ten years from the Date of Grant. No Options issued on or after June 18, 2008, subject to earlier cancellation, shall be exercisable for the later of ten years from the Date of Grant, or in the event the 10 year anniversary of the Date of Grant falls within a Blackout Period, the date which is ten days after the date on which the Blackout Period has ended.

(h)	Each Option granted under the Plan shall be subject to such additional terms and conditions, not inconsistent with the Plan, which are prescribed by the Board or the Committee and set forth in the applicable Agreement.

(i)	As soon as practicable following the exercise of any Options, the Common Shares subject to the exercised Options shall be issued in the name of the Participant or as the Participant shall otherwise, in writing, direct.

7.	Termination of Employment, Consulting Agreement or Term of Office

(a)	In the event that a Participant’s employment, consulting arrangement or term of office with the Company or one of its Subsidiaries terminates for any reason, unless the Board or the Committee determines otherwise, any Options which have not become Vested Options shall terminate and be cancelled without any consideration being paid therefor.

(b)	In the event that a Participant’s employment with the Company or one of its Subsidiaries is terminated without Cause, or the Participant’s employment is terminated by reason of the Participant’s voluntary resignation (including by reason of retirement), death or Permanent Disability, or upon the termination of a Participant’s consulting arrangement or term of office, the Participant (or the Participant’s estate) shall be entitled to exercise the Participant’s Options which have become Vested Options as of the date of termination for a period of 30 days, or such longer period as the Board or the Committee determines, following the date of termination.

(c)	In the event that a Participant’s employment, consulting arrangement or term of office with the Company or one of its Subsidiaries is terminated for Cause, such Participant’s Vested Options shall terminate and be cancelled without any consideration being paid therefor.

8.	Transferability

No Option shall be transferable by a Participant other than by will or the laws of descent and distribution, provided, however, that Options may be transferred if approved by the Board or the Committee and by any regulatory authority having jurisdiction or stock exchange on which the Common Shares subject to Options are listed. Options shall be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative.

9.	Change of Control

All Options granted under the Plan (or any predecessor of the Plan) shall immediately vest and become fully exercisable upon the occurrence of (a) a Change of Control; and (b) the occurrence of one or more of the following: (i) the Participant’s employment or term of office with the Company, or one of its Subsidiaries, is terminated without Cause;

(ii) the diminution of the Participant’s title and/or responsibilities; and (iii) the Participant is asked to relocate more than twenty-five (25) miles from his/her existing office.

10.	Adjustments

The Committee shall make or provide for such adjustments in the maximum number of Common Shares specified in Section 4, in the number of Common Shares or other securities or consideration covered by outstanding Options granted hereunder, and/or in the Option Price applicable to such Options as the Board or the Committee in their sole discretion may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.

11.	Fractional Shares

The Company shall not be required to issue any fractional Common Shares pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

12.	Withholding Taxes

The Company and its Subsidiaries shall have the right to require any individual entitled to receive Common Shares pursuant to an Option to remit to the Company, prior to the issuance of any Common Share following the exercise of any Options, any amount sufficient to satisfy any Canadian or United States federal, state, provincial or local tax withholding requirements. Prior to the Company’s determination of such withholding liability, such individual may make an irrevocable election to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold Common Shares that would otherwise be received by such individual. Such election may be denied by the Company in its discretion, or may be made subject to certain conditions specified by the Company, including, without limitation, conditions intended to avoid accounting charges and the imposition of liability against the individual under Section 16(b) of the Exchange Act, as amended, and the rules and regulations thereunder.

13.	Registration Restrictions

An Option shall not be exercisable unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the Common Shares subject to such Option, or (ii) the Committee, in its sole discretion determines that such registration, qualification and status is not required as a result of the availability of an exemption from such registration, qualification, and status under such laws.

14.	Shareholder Rights

A Participant shall have no rights as a shareholder with respect to any Common Shares issuable upon exercise of an Option until the Participant has duly exercised the Option in accordance with its terms and this Plan, and the Common Shares have been paid for in full and issued to the Participant.

15.	Breach of Restrictive Covenants

If (i) a Participant is a party to an employment agreement with the Company or any of its Subsidiaries or affiliates and (ii) such Participant materially breaches any of the restrictive covenants set forth in such employment agreement (including, without limitation, any restrictive covenants relating to non-competition, non-solicitation or confidentiality), then all of such Participant’s Options (whether or not Vested Options) shall terminate and be cancelled without consideration being paid therefor.

16. Section 409A of the Code

If any provision of the Plan or any Agreement contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code or would cause the Awards to be subject to the interest and penalties under Section 409A of the Code, such provision of the Plan or any Agreement shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

17.	Amendments

The Board or the Committee reserves the right, in its sole discretion, to amend, suspend or terminate the Plan or any portion thereof at any time, and outstanding Options or Agreements thereunder, in accordance with applicable legislation, without obtaining the approval of shareholders; provided, however, that no termination or amendment of the Plan or any waiver of any provision of any Option or Agreement may, without the consent of the Participant to whom any Award shall have been granted, adversely affect the rights of such Participant in such Award; provided further, however that amendments shall be subject to (i) the approval of a majority of the Common Shares entitled to vote if the Committee determines that such approval is necessary in order for the Company to rely on the exemptive relief provided under Rule 16b-3 under the Exchange Act and (ii) all other approvals, whether regulatory, shareholder or otherwise, which are required by regulatory authority having jurisdiction or a Stock Exchange. Notwithstanding the foregoing, the Company will be required to obtain the approval of the shareholders of the Company for any amendment related to:

a)	reduces the Option Price of an Award held by an Insider;

b)	extends the term of an Award held by an Insider, except as otherwise provided in Section 19; or

c)	increases the number of Common Shares reserved under the Plan.

18.	Miscellaneous

The Plan shall not confer upon a Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

19.	Black Out Periods

Except as otherwise provided in Section 6(g) or in any Option Agreement, if the date on which an Option expires occurs during or within 10 days after the last day of a Blackout Period, the expiry date for the Option will be 10 days after the date on which the Blackout Period has ended.

20.	Effective Date

The Plan, as amended, shall be effective as of June 18, 2008.

21.	Governing Law

The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

June 2008

Security Class

Holder Account Number
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   Form of Proxy - Annual and Special Meeting of IMAX Corporation to be held on June 18, 2008

   This Form of Proxy is solicited by and on behalf of Management.
    Notes to proxy
1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.	The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.
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8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.
Proxies submitted must be received by 10:30 a.m., Eastern Time, on June 16, 2008.
    VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone.	• Go to the following web site: www.investorvote.com
1-866-732-VOTE (8683) Toll Free
     If you vote by telephone or the Internet, DO NOT mail back this proxy.
Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.
To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER	HOLDER ACCOUNT NUMBER	ACCESS NUMBER
           00K2QB

+	+

Appointment of Proxyholder

The undersigned common shareholder of IMAX Corporation (the “Company”) hereby appoints Bradley J. Wechsler, failing whom, Richard L. Gelfond, failing whom, Robert D. Lister, failing whom, G. Mary Ruby,
	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.
as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special Meeting of IMAX CORPORATION to be held at Stony Brook Manhattan, 2nd Floor, 401 Park Avenue South, New York, New York, USA, 10016 on June 18, 2008 at 10:30 a.m. and at any adjournment thereof.
VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors	For	Withhold		For	Withhold

01. David W. Leebron	☐	☐	02. Marc A. Utay	☐	☐

For	Against	Withhold

2. Appointment of Auditors – In respect of the appointment of PricewaterhouseCoopers LLP as auditors of the Company and authorizing the directors to fix their remuneration. Note: Voting Withhold is the equivalent to voting Abstain.
☐	☐	☐

For	Against	Withhold

3. Amendments to the Stock Option Plan – In respect of the ordinary resolution set forth in Appendix “A” to the Proxy Circular and Proxy Statement to approve certain amendments to the Company’s Stock Option Plan. Note: Voting Withhold is the equivalent to voting Abstain.
☐	☐	☐

Authorized Signature(s) – This section must be completed for your instructions to be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting.		DD /MM /YY
If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Interim Financial Statements – Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	☐
If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

■	A R 6	I M X Q	+
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         00K2RB